Exhibit 4.8

Execution Version

HILLTOP SECURITIES INC.

Issuer

THE BANK OF NEW YORK MELLON

Trustee

INDENTURE

Dated as of September 25, 2024

SECURED COMMERCIAL PAPER NOTES, SERIES 2024-1

TABLE OF CONTENTS

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This INDENTURE is dated as of September 25, 2024 (as amended, supplemented or restated from time to time, this “Indenture”), between HILLTOP SECURITIES INC., a corporation organized under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as indenture trustee (the “Trustee”).

WITNESSETH:

WHEREAS, Trustee and Issuer each have executed a Letter of Representations (the “Letter of Representations”, which term shall include the procedures referred to therein) with the Issuer and the initial Clearing Agency, The Depository Trust Company (“DTC”) and a Certificate Agreement (the “Certificate Agreement”) with DTC which establish, among other things, the procedures to be followed by Trustee in connection with the issuance and custody of Book-Entry Series 2024-1 CP Notes.

WHEREAS, The Bank of New York Mellon, as Securities Intermediary and, in its capacity as Trustee hereunder, as Secured Party, and Issuer, as Pledgor, each have executed a Collateral Account Control Agreement, dated as of the date hereof, whereby the Securities Intermediary established and maintained the Collateral Account (as defined herein).

NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GRANTING CLAUSES

To secure payment and performance of the Series 2024-1 CP Notes and other obligations of the Issuer under this Indenture, the Issuer hereby unconditionally grants, transfers, assigns, sets over, pledges and conveys to the Trustee, as Trustee and Secured Party, for the exclusive benefit of it and the Holders of the Series 2024-1 CP Notes, subject to the terms of this Indenture and the Collateral Account Control Agreement (pursuant to which the Securities Intermediary will take instructions from the Pledgor or the Secured Party, as specified therein) a continuing security interest in and a lien on all of the Issuer’s right, title and interest in and to all assets held by the Securities Intermediary pursuant to the Collateral Account Control Agreement, including without limitation (a) all investment property held in the Collateral Account whether now or hereafter existing, including all payments of principal and interest received, collected or otherwise recovered on such investment property and all other proceeds received in respect of such investment property, (b) all cash, instruments or other property that are held or required to be deposited in the Collateral Account, including all investments made with funds in the Collateral Account, and (c) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all insurance proceeds and condemnation awards (collectively, the “Collateral”).

The foregoing Grants are made in trust to secure the Series 2024-1 CP Notes equally and ratably without prejudice, priority or distinction between any Series 2024-1 CP Note and any other Series 2024-1 CP Notes, except as expressly provided in this Indenture and to secure (i) the payment of all amounts due on the Series 2024-1 CP Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided herein (the “Secured Obligations”).

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required to the end that the interests of the Holders of the Series 2024-1 CP Notes may be adequately and effectively protected.

Article I.

DEFINITIONS AND CONSTRUCTION

Section 1.01 Definitions.

As used in this Indenture and unless otherwise defined herein, capitalized terms used in this Indenture shall have the meanings assigned to them in the Collateral Account Control Agreement, the form of which is attached hereto as Exhibit F.

“Act” or “Act of the Series 2024-1 CP Noteholders” has the meaning specified in Section 10.03 of this Indenture.

“Affiliate” means, with respect to a particular Person, (a) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer or general partner (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power to elect the directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Capacity” has the meaning specified in Section 6.14 of this Indenture.

“Authorized Representative” has the meaning specified in Section 3.07 of this Indenture.

“Basic Documents” means this Trust Indenture and the Collateral Account Control Agreement.

“Book Entry Series 2024-1 CP Notes” means beneficial interests in Notes designated as “Book Entry Series 2024-1 CP Notes” in this Indenture, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.11; provided, that after the occurrence of a condition whereupon Definitive Series 2024-1 CP Notes are to be issued to Note Owners, such Book Entry Series 2024-1 CP Notes shall no longer be “Book Entry Series 2024-1 CP Notes.”

“Business Day” means any day on which the Trustee and the appropriate depositories are open for business.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means each date of issuance of Series 2024-1 CP Notes.

“Collateral” has the meaning specified in the Granting Clauses herein.

“Collateral Account” means a custodial account, established and maintained by the Securities Intermediary under the Collateral Account Control Agreement.

“Collateral Account Control Agreement” means, the Collateral Account Control Agreement, dated as of September 25, 2024, among The Bank of New York Mellon (in its capacity as Trustee), as Secured Party, The Bank of New York Mellon, as Securities Intermediary, and the Issuer, as Pledgor, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York, 10286

Attention: SPV Admin – Rosario Moniaci

“Daily Collateral Report” means a report provided by the Trustee pursuant to Section 3.03, containing the information required in Exhibit E hereto.

“Definitive Series 2024-1 CP Note” means a Series 2024-1 CP Note in the form of a registered, physical certificated security issued or endorsed directly to the Holder thereof.

“Designated Officer” shall mean an officer of the Trustee charged with the administration of this Indenture.

“Dollars”, “$” or “U.S.$” means United States dollars and, where the context requires, means Dollars paid and/or held in the form of cash monies or dollar-denominated commercial deposit accounts.

“DTC” has the meaning specified in the Preamble to this Indenture.

“Electronic Means” mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Eligible Collateral” has the meaning specified in Article I and Schedule I of the Collateral Account Control Agreement.

“Event of Default” has the meaning specified in Section 5.01 of this Indenture.

“Interest Accrual Period” means, with respect to any interest-bearing Series 2024-1 CP Notes, on any Interest Payment Date, the period from and including the preceding Interest Payment Date (or, in the case of the first Payment Date occurring after the related Closing Date, such Closing Date) to and excluding such Payment Date, in each case calculated on the basis of actual number of days over 360 days, subject to Section 10.11.

“Interest Payment Date” means, with respect to any interest-bearing Series 2024-1 CP Note, the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day, commencing October 2024.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Issuance Notice” means the notice required to be provided by the Issuer to the Trustee pursuant to Section 2.14(c) of this Indenture.

“Issuer” means Hilltop Securities Inc., a Delaware corporation.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and includes the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

“Majority of Series 2024-1 CP Noteholders” or “Majority Series 2024-1 CP Noteholders”, means the Holders of Series 2024-1 CP Notes evidencing in the aggregate more than 50% of the Outstanding amount of the Series 2024-1 CP Notes.

“Margin Percentage” shall have the meaning specified in Article I of the Collateral Account Control Agreement.

“Margin Value” shall have the meaning specified in Article I of the Collateral Account Control Agreement.

“Margin Value Deficiency” means the excess of the Obligation Amount over the Margin Value.

“Master Series 2024-1 CP Note” has the meaning specified in Section 2.01 of this Indenture.

“Maturity Date” means, as to each Series 2024-1 CP Note, the Maturity Date set forth on the face thereof; provided, however, the Maturity Date of a Series 2024-1 CP Note shall not be greater than 270 days or less than 14 days after the related Closing Date; and further provided that a Maturity Date must be on a Business Day.

“Note Account” means the account of that name established pursuant to Section 8.04 of this Indenture.

“Notice of Exclusive Control” has the meaning set forth in Article I of the Collateral Account Control Agreement.

“Obligation Amount” has the meaning specified in Article I of the Collateral Account Control Agreement.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the relevant party and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the party to whom the opinion is directed, who may be counsel for or an employee of the Person providing the opinion.

“Outstanding” as of any date of determination and with respect to Series 2024-1 CP Notes, refers to all Series 2024-1 CP Notes theretofore authenticated and delivered under this Indenture, except:

(i)	Series 2024-1 CP Notes theretofore cancelled or delivered for cancellation, as specified in this Indenture;

(ii)	Series 2024-1 CP Notes or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited as specified in this Indenture;

(iii)	Series 2024-1 CP Notes in exchange for or in lieu of which other Series 2024-1 CP Notes have been authenticated and delivered pursuant to this Indenture, unless proof is presented to the Trustee that any such Series 2024-1 CP Notes are held by a holder in due course; and

(iv)	Series 2024-1 CP Notes alleged to have been destroyed, lost or stolen and for which replacement Series 2024-1 CP Notes have been issued as provided for in this Indenture.

“Paying Agent” means any paying agent appointed pursuant to Section 2.08 of this Indenture, and shall initially be the Trustee.

“Payment Date” means each Interest Payment Date, if any, and each Maturity Date.

“Permitted Lien” means with respect to the Collateral, Liens in favor of the Trustee pursuant to this Indenture.

“Person” means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Prospective Owner” means any person required to provide Exhibit B-1 or Exhibit B-2 in connection with a proposed acquisition of Series 2024-1 CP Notes.

“Record Date” means the Business Day immediately preceding a Payment Date or Interest Payment Date (with respect to any interest-bearing Series 2024-1 CP Note).

“Relevant UCC State” means each jurisdiction in which the filing of a UCC financing statement is necessary or appropriate to perfect the security interest granted to the Trustee.

“Secured Obligations” has the meaning assigned in the granting clauses of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning specified in the Collateral Account Control Agreement.

“Series 2024-1 CP Note Interest” means, with respect to any interest-bearing Series 2024-1 CP Note, the interest payable in respect of such Series 2024-1 CP Notes (as calculated in accordance with Section 2.15 hereof and payable pursuant to Section 8.02 of this Indenture), including any interest remaining unpaid from any prior Interest Payment Date.

“Series 2024-1 CP Note Principal” means principal payable in respect of the Series 2024-1 CP Notes pursuant to Section 8.02 of this Indenture.

“Series 2024-1 CP Note Rate” means with respect to each Series 2024-1 CP Note, the rate set by the Issuer at the time of issuance thereof, which rate shall be communicated to the Trustee by the Issuer in its Issuance Notice.

“Series 2024-1 CP Note Register” means the register maintained pursuant to Section 2.05(a) of this Indenture, providing for the registration of the Series 2024-1 CP Notes and transfers and exchanges thereof.

“Series 2024-1 CP Noteholder” or “Holder” means the Person in whose name a Series 2024-1 CP Note is registered in the Series 2024-1 CP Note Register.

“Series 2024-1 CP Notes” means the Issuer’s Secured Commercial Paper Notes, Series 2024-1, issued pursuant to Section 2.01 of this Indenture and authenticated by the Trustee substantially in the form attached hereto as Exhibit A.

“Series 2024-1 CP Note Owner” or “Owner” means, with respect to a Book Entry Series 2024-1 CP Note, the Person that is the beneficial owner of such Book Entry Series 2024-1 CP Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Series 2024-1 CP Note, the Person that is the registered owner of such Series 2024-1 CP Note as reflected in the Note Register.

“Transfer” means to transfer, sell, exchange, pledge, hypothecate, participate, or otherwise assign, in whole or in part.

“Transfer Agent and Registrar” has the meaning specified in Section 2.05 of this Indenture.

“Trustee” means The Bank of New York Mellon, in its capacity as indenture trustee under this Indenture, or any successor trustee appointed as provided herein.

“Trustee Fee Letter” means the Fee Schedule, dated August 23, 2024, presented by the Trustee and countersigned by the Issuer as of September 17, 2024.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Section 1.02 Rules of Construction.

Except as otherwise expressly provided in this Indenture or unless the context otherwise clearly requires:

(a)	Defined terms include, as appropriate, all genders and the plural as well as the singular. References to designated articles, sections, and other subdivisions of this Indenture, such as “Section 2.04(a),” refer to the designated article, section, or other subdivision of this Indenture as a whole and to all subdivisions of the designated article, section, or other subdivision. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, or other subdivision of this Indenture.

(b)	Any term that relates to a document or a statute, rule or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute or rule came into being, including changes that occur after the date of this Indenture.

(c)	Any party may execute any of its obligations under this Indenture either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Indenture; provide that any such party shall remain responsible to the other party hereto for the proper performance of its obligations hereunder.

(d)	The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

(e)	All accounting terms used in an accounting context shall be construed in accordance with generally accepted accounting principles as in effect in the United States. Capitalized terms used in this Indenture without definition that are defined in the UCC are used in this Indenture as defined in the UCC.

(f)	In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding.”

Section 1.03 Supplemental Indentures Controlling.

If a conflict exists between the provisions of this Indenture and any Supplemental Indenture, the provisions of the Supplemental Indenture shall be controlling.

Article II.

THE SERIES 2024-1 CP NOTES

Section 2.01 Form Generally.

The Series 2024-1 CP Notes shall be designated as the “Hilltop Securities Inc. Secured Commercial Paper Notes, Series 2024-1.” The Series 2024-1 CP Notes, together with the Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Series 2024-1 CP Notes, as evidenced by their execution of the Series 2024-1 CP Notes. Any portion of the text of any Series 2024-1 CP Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Series 2024-1 CP Note.

The Definitive Series 2024-1 CP Notes and the global certificate (the “Master Series 2024-1 CP Note”) representing the Book Entry Series 2024-1 CP Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Series 2024-1 CP Notes, as evidenced by their execution of such Series 2024-1 CP Notes.

Each Series 2024-1 CP Note shall be dated the date of its authentication. The terms of the Series 2024-1 CP Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02 Denominations.

The Series 2024-1 CP Notes shall be issued in minimum amounts of $100,000 and integral multiples of $1,000 in excess thereof. Series 2024-1 CP Notes shall be issued without coupons attached.

Section 2.03 Execution, Authentication and Delivery.

Each Series 2024-1 CP Note shall be executed by manual or facsimile signature by an Authorized Representative and shall be authenticated by the Trustee at the written direction of an Authorized Representative.

Series 2024-1 CP Notes bearing the manual or facsimile signature of an individual who was, at the time when the signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid notwithstanding the fact that the individual ceased to be so authorized prior to the authentication and delivery of the Series 2024-1 CP Notes or does not hold that office at the date of issuance of the Series 2024-1 CP Notes.

No Series 2024-1 CP Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless a certificate of authentication appears on the Series 2024-1 CP Note substantially in the form provided for in this Indenture executed by the Trustee by the manual signature of a duly authorized signatory. The certificate of authentication upon any Series 2024-1 CP Note shall be conclusive evidence, and the only evidence, that that Series 2024-1 CP Note has been duly authenticated and delivered.

The Issuer will from time to time to the extent it determines to issue Definitive Series 2024-1 CP Notes, furnish to the Trustee an adequate supply of Series 2024-1 CP Notes. Definitive Series 2024-1 CP Notes, if any, shall be in substantially the form agreed upon by the Issuer and the Trustee and shall be serially numbered and shall have been executed by manual or facsimile signature of an Authorized Representative, but shall otherwise be uncompleted. Book-Entry Series 2024-1 CP Notes shall be represented by a single Master Series 2024-1 CP Notes substantially in the form attached hereto as Exhibit A and which shall be executed by manual or facsimile signature by an Authorized Representative in accordance with the Letter of Representations. Pending receipt of instructions pursuant to this Agreement, the Trustee will hold the Master Series 2024- 1 CP Note in safekeeping for the account of the Issuer or the Clearing Agency, as the case may be, in accordance with Trustee’s customary practice and the requirements of the Certificate Agreement.

Each Definitive Series 2024-1 CP Note or Master Series 2024-1 CP Note delivered to the Trustee shall be accompanied by a letter from the Issuer identifying the Definitive Series 2024-1 CP Note or Master Series 2024-1 CP Note(s) transmitted therewith, and the Trustee shall acknowledge receipt of such Definitive Series 2024-1 CP Note(s) or Master Series 2024-1 CP Note(s) on the copy of such letter or pursuant to some other form of written receipt deemed appropriate by the Trustee at the time of delivery to the Trustee of such Definitive Series 2024-1 CP Note(s) or Master Series 2024-1 CP Note(s). Pending the issuance of Definitive Series 2024-1 CP Notes as provided in Section 2.13 of this Indenture, all Definitive Series 2024-1 CP Notes and Master Series 2024- 1 CP Note(s) delivered to the Trustee shall be held by the Trustee for the account of the Issuer or the Clearing Agency, as the case may be, for safekeeping in accordance with the Trustee’s customary practice and the requirements of the Certificate Agreement.

Section 2.04 Authenticating Agent.

(a)	The Trustee may appoint authenticating agents (who must be Designated Officers of the Trustee) for the Series 2024-1 CP Notes. Any authenticating agent shall be authorized to act on behalf of the Trustee in authenticating the Series 2024-1 CP Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Series 2024-1 CP Notes. Whenever reference is made in this Indenture to the authentication of Series 2024-1 CP Notes by the Trustee or the Trustee’s certificate of authentication, that reference includes authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer.

(b)	Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or the authenticating agent.

(c)	An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to that authenticating agent and to the Issuer.

(d)	The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section.

(e)	The provisions of Sections 6.01 and 6.04 shall be applicable to any authenticating agent.

(f)	Pursuant to an appointment made under this Section 2.04, the Series 2024-1 CP Notes may be endorsed using, in lieu of or in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Series 2024-1 CP Notes described in the within-mentioned Indenture.

as Authenticating Agent for the Trustee
By:
Authorized Signatory”

Dated:

Section 2.05 Registration of and Limitations on Transfer and Exchange of Series 2024-1 CP Notes.

(a)           The Issuer shall cause to be kept a register (the “Series 2024-1 CP Note Register”) in which, subject to such reasonable regulations as it may prescribe and the restrictions on transfers of the Series 2024-1 CP Notes as provided herein, a transfer agent and registrar (the “Transfer Agent and Registrar”) shall provide for the registration of the Series 2024-1 CP Notes and of transfers and exchanges of the Series 2024-1 CP Notes. The Transfer Agent and Registrar shall initially be the Trustee, and the Series 2024-1 CP Note Register shall initially be kept at the office of the Trustee. Unless the context requires otherwise, any reference in this Indenture to the Transfer Agent and Registrar shall include any co-transfer agent and registrar appointed by the Trustee.

The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days’ written notice to the Issuer and the Series 2024-1 CP Noteholders; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Issuer at its own expense has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Trustee. If, after the date hereof, a Person other than the Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer shall give the Trustee prompt written notice of that appointment and of the location, and any change in the location, of the Series 2024-1 CP Note Register. The Trustee may inspect the Series 2024-1 CP Note Register at all reasonable times and obtain copies of it, and the Trustee may conclusively rely upon a certificate executed by the Transfer Agent and Registrar as to the names, addresses and taxpayer identification numbers of the Series 2024-1 CP Noteholders and the principal balances and numbers of the Series 2024-1 CP Notes.

Upon surrender for registration of transfer of any Series 2024-1 CP Note at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Series 2024-1 CP Notes in any authorized denominations of like aggregate principal balance.

At the option of a Series 2024-1 CP Noteholder, Series 2024-1 CP Notes may be exchanged for other Series 2024-1 CP Notes in any authorized denominations of like aggregate principal balance, upon surrender of the Series 2024-1 CP Notes to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. Whenever any Series 2024-1 CP Note is so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Series 2024-1 CP Notes which the Series 2024-1 CP Noteholder making the exchange is entitled to receive.

All Series 2024-1 CP Notes issued upon any registration of transfer or exchange of Series 2024-1 CP Notes shall evidence the same obligations and the same debt, and their Holders shall be entitled to the same rights and privileges under this Indenture, as the surrendered Series 2024-1 CP Notes or the Holders thereof, as applicable.

Every Series 2024-1 CP Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (i) a written instrument of transfer in a form satisfactory to the Transfer Agent and Registrar and duly executed by, its Holder or any attorney-in-fact thereof duly authorized in writing, (ii) any representation letters or certifications required by the Series 2024-1 CP Notes and (iii) any other documents reasonably required by the Transfer Agent and Registrar. Each Series 2024-1 CP Noteholder must satisfy all transfer restrictions set forth in the Series 2024-1 CP Notes.

Each Series 2024-1 CP Note shall be registered at all times as herein provided, and any transfer or exchange of such Series 2024-1 CP Note shall be valid for purposes hereunder only upon registration of such transfer or exchange by the Transfer Agent and Registrar as provided herein. Payments on any Payment Date shall be made to Series 2024-1 CP Noteholders of record on the immediately preceding Record Date.

No service charge shall be made for any registration of transfer or exchange of Series 2024-1 CP Notes, but the Transfer Agent and Registrar or any co-transfer agent and registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Series 2024-1 CP Notes.

(b)            The Transfer Agent and Registrar shall at all times maintain in The City of New York, an office or offices or agency or agencies where Series 2024-1 CP Notes may be surrendered for registration of transfer or exchange.

(c)            The Series 2024-1 CP Note are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and may be offered, sold, delivered or transferred (including, without limitation, by pledge or hypothecation) only to (1) Qualified Institutional Buyers (“QIBs”) (as defined in Exhibit B-1 hereto), in each case purchasing for their own account or (2) accredited investors, as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act, who qualify under one or more of the tests set forth in Exhibit B-2 hereto. The Trustee shall have no obligation or responsibility to determine or monitor whether or not a Prospective Owner or Holder is a QIB or an Accredited Investor. Each Series 2024-1 CP Note shall bear a restrictive legend to the foregoing effect substantially in the form of the legends on the face of the form of Series 2024-1 CP Note at Exhibit A.

(d)            Each Prospective Owner shall represent and warrant in writing in substantially the form set forth in Exhibit B-1 or B-2, as applicable, to the Issuer, the Trustee and the Series 2024-1 CP Note Registrar and any of their respective successors that:

(i)	Such Person is duly authorized to purchase such Series 2024-1 CP Notes and its purchase of investments having the characteristics of such Series 2024-1 CP Notes is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the investor; and

(ii)	Such Person understands that each holder of such Series 2024-1 CP Note, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of this Indenture.

(e)            Each Prospective Owner of a Series 2024-1 CP Note shall represent and warrant in writing, in substantially the form set forth in Exhibit B-1 or B-2, as applicable, to the Issuer, the Trustee and the Series 2024-1 CP Note Registrar and any of their respective successors that:

(i)	Such Person is (1) a QIB and is acquiring such Series 2024-1 CP Note for its own account or for the account of one or more QIBs for whom it is authorized to act or (2) an accredited investor; and

(ii)	Such Person understands that such Series 2024-1 CP Notes have not been registered under the Securities Act, and that, if in the future it decides to offer, resell, pledge or otherwise transfer such Series 2024-1 CP Notes, such Series 2024-1 CP Notes may be offered, resold, pledged or otherwise transferred only to a person whom the seller reasonably believes is a QIB that is purchasing such Series 2024-1 CP Notes for its own account or for the account of a QIB, in each case in compliance with the requirements of this Indenture and applicable federal and state securities laws.

(f)            In the event that a Series 2024-1 CP Note is transferred to a Person that does not meet the requirements of this Section 2.05, such transfer shall be of no force and effect, shall be void ab initio, and shall not operate to transfer any rights to such Person, notwithstanding any instructions to the contrary to the Issuer, the Trustee or any intermediary; and neither the Trustee nor the Issuer shall make any payments on such Series 2024-1 CP Note for as long as such Person is the Series 2024-1 CP Noteholder of such Series 2024-1 CP Note.

(g)            Each Holder (or Owner) of a Series 2024-1 CP Note desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer and the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws and any other restrictions specified in this Section 2.05. Each holder of a Book-Entry Series 2024-1 CP Note shall be deemed to have consented to such transfer restrictions.

(h)            The Trustee shall cause each Series 2024-1 CP Note to contain a legend substantially similar to the applicable legend provided in Exhibit A hereto stating that transfer of such Series 2024-1 CP Notes is subject to certain restrictions as set forth herein.

(i)            Any purported transfer of a Series 2024-1 CP Note (or any interest therein) not in accordance with this Section 2.05 shall be null and void and shall not be given effect for any purpose hereunder.

(j)            Neither the Trustee nor the Issuer will have the ability to monitor transfers of the Series 2024-1 CP Notes while they are in book-entry form and neither will have any liability for transfers of Book-Entry Series 2024-1 CP Notes in violation of any of the transfer restrictions described in this Section 2.05.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Series 2024-1 CP Notes.

If (a) the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Series 2024-1 CP Note, and there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer, the Transfer Agent and Registrar and the Trustee harmless or (b) any mutilated Series 2024-1 CP Note is surrendered to the Trustee, then, in the absence of notice to the Issuer, the Transfer Agent and Registrar or the Trustee that such Series 2024-1 CP Note has been acquired by a bona fide purchaser, the Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Series 2024-1 CP Note, a replacement Series 2024-1 CP Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding.

However, if the mutilated, destroyed, lost or stolen Series 2024-1 CP Note shall have become, or within seven days shall be, due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Series 2024-1 CP Note, the Issuer may pay the Series 2024-1 CP Note without its surrender, except that any mutilated Series 2024-1 CP Note shall be surrendered. If a bona fide purchaser of the original Series 2024-1 CP Note in lieu of which a replacement Series 2024-1 CP Note was issued (or payment was made) presents for payment the original Series 2024-1 CP Note, the Issuer and the Trustee shall be entitled to recover the replacement Series 2024-1 CP Note (or the payment) from the Person to whom it was delivered or any Person taking the replacement Series 2024-1 CP Note from the Person to whom the replacement Series 2024-1 CP Note was delivered or any assignee of that Person, except a bona fide purchaser.

Upon the issuance of any replacement Series 2024-1 CP Note under this Section 2.06, the Issuer may require the payment by the Holder of such Series 2024-1 CP Note of a sum sufficient to cover any tax or other governmental charge that may be imposed on that issuance and any other reasonable expenses (including the fees and expenses of the Trustee or the Transfer Agent and Registrar) connected with that issuance.

Every replacement Series 2024-1 CP Note issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Series 2024-1 CP Note shall constitute complete and indefeasible evidence of a claim against the Issuer secured by the lien of this Indenture, as if originally issued, whether or not the destroyed, lost or stolen Series 2024-1 CP Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any other duly issued Series 2024-1 CP Notes.

The provisions of this Section 2.06 are exclusive and shall preclude all other rights and remedies regarding the replacement or payment of mutilated, destroyed, lost or stolen Series 2024-1 CP Notes.

Section 2.07 Persons Deemed Owners.

Prior to due presentation for registration of transfer of any Series 2024-1 CP Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name any Series 2024-1 CP Note is registered as the owner of that Series 2024-1 CP Note for the purpose of receiving distributions pursuant to the terms herein and for all other purposes whatsoever. Neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

Section 2.08 Appointment of Paying Agent.

The Trustee shall always be a Paying Agent for the Series 2024-1 CP Notes (and the Trustee hereby accepts its appointments as a Paying Agent hereunder). The Issuer may appoint additional Paying Agents and may vary or terminate the appointment of any Paying Agent other than the Trustee. Any additional Paying Agent appointed by the Issuer shall be a bank or other financial institution which, on the date of appointment, has short-term debt ratings of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s.

Notice of all changes in the identity or specified office of a Paying Agent shall be delivered promptly to the Series 2024-1 CP Noteholders by the Issuer.

Section 2.09 Access to List of Series 2024-1 CP Noteholders’ Names and Addresses.

(a)	The Transfer Agent and Registrar shall furnish or cause to be furnished to the Issuer, the Trustee, any Owner or any Paying Agent requesting it a list of the names and addresses of the Series 2024-1 CP Noteholders within five Business Days after receipt by the Transfer Agent and Registrar of a written request therefor from that Person; provided, however, that in the case of a person claiming to be an Owner requesting a list of such names and addresses the Transfer Agent and Registrar shall not furnish such list until the Issuer shall have authorized release of such list and the Trustee shall have no liability for such release or the identity of the requesting person.

(b)	Every Series 2024-1 CP Noteholder, by receiving and holding a Series 2024-1 CP Note, agrees that none of the Issuer, the Trustee, the Transfer Agent and Registrar nor any of their respective agents and employees shall be held accountable for the disclosure of any information as to the names and addresses of the Series 2024-1 CP Noteholders pursuant to clause (a) above.

Section 2.10 Cancellation.

All Series 2024-1 CP Notes surrendered for payment, registration of transfer, exchange, or redemption shall be delivered to the Trustee and promptly canceled by it in accordance with its customary procedures. The Issuer may at any time deliver to the Trustee for cancellation any Series 2024-1 CP Notes previously authenticated and delivered that the Issuer may have acquired in any lawful manner. All Series 2024-1 CP Notes so delivered shall be promptly canceled by the Trustee in accordance with its customary procedures. No Series 2024-1 CP Notes shall be authenticated in lieu of or in exchange for any Series 2024-1 CP Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Series 2024-1 CP Notes held by the Trustee shall be disposed of by it in its customary manner unless the Issuer directs by a timely order that they be returned to it. Promptly upon the written request of the Issuer, the Trustee shall cancel and return to the Issuer issued Definitive Series 2024-1 CP Note and Master Series 2024-1 CP Notes in its possession at the time of such request.

Section 2.11 Book Entry Series 2024-1 CP Notes.

The Series 2024-1 CP Notes will be issued in the form of typewritten Notes or Master Series 2024-1 CP Notes representing Book Entry Series 2024-1 CP Notes, to be delivered to the Trustee, as custodian for, the Clearing Agency, by, or on behalf of, the Issuer. The Book Entry Series 2024-1 CP Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the Clearing Agency, and no Owner of Book Entry Series 2024-1 CP Notes thereof will receive a Definitive Series 2024-1 CP Note representing such Series 2024-1 CP Note Owner’s interest in such Book-Entry Series 2024-1 Note, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (the “Definitive Series 2024-1 CP Notes”) have been issued to such Owners of Book Entry Series 2024-1 CP Notes pursuant to Section 2.13:

(i)	the provisions of this Section 2.11 shall be in full force and effect;

(ii)	the Note Registrar, the Trustee and the Issuer shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Book Entry Series 2024-1 CP Notes and the giving of instructions or directions hereunder) as the sole holder of the Book Entry Series 2024-1 CP Notes, and shall have no obligation to the Owners of Book Entry Series 2024-1 CP Notes;

(iii)	to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(iv)	the rights of Owners of Book Entry Series 2024-1 CP Notes shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners of Book Entry Series 2024-1 CP Notes and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Certificate Agreement. Unless and until Definitive Series 2024-1 CP Notes are issued pursuant to Section 2.13, neither the Trustee nor the Note Registrar shall register any transfer of a beneficial interest in a Book-Entry Series 2024-1 CP Note; and the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book Entry Series 2024-1 CP Notes to such Clearing Agency Participants; and

(v)	whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Series 2024-1 CP Notes evidencing a specified percentage of the Outstanding balance of the Series 2024-1 CP Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners of Book Entry Series 2024-1 CP Notes and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book Entry Series 2024-1 CP Notes and has delivered such instructions to the Trustee.

Section 2.12 Notices to Clearing Agency.

Whenever a notice or other communication to the Series 2024-1 CP Noteholders is required under this Indenture, unless and until Definitive Series 2024-1 CP Notes shall have been issued to the Owners of Book Entry Series 2024-1 CP Notes pursuant to Section 2.13, the Trustee shall give all such notices and communications specified herein to be given to Owners of Book Entry Series 2024-1 CP Notes to the Clearing Agency, and shall have no obligation to such Series 2024-1 CP Noteholders.

Section 2.13 Definitive Series 2024-1 CP Notes.

If (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Series 2024-1 CP Notes and the Issuer is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default hereunder, Series 2024-1 CP Note Owners of the Book Entry Series 2024-1 CP Notes representing beneficial interests aggregating at least a majority of the then Outstanding Book Entry Series 2024-1 CP Notes advise the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of such Series 2024-1 CP Note Owners, then the Clearing Agency shall notify all Owners of Book Entry Series 2024-1 CP Notes, the Issuer, the Trustee and the Note Registrar of the occurrence of any such event and of the availability of Definitive Series 2024-1 CP Notes to Owners of Book Entry Series 2024-1 CP Notes requesting the same. Upon surrender to the Note Registrar of the typewritten Notes representing the Book Entry Series 2024-1 CP Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute, and the Note Registrar shall authenticate, the Definitive Series 2024-1 CP Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar, or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Series 2024-1 CP Notes, the Trustee and the Issuer shall recognize the registered Holders of such Definitive Series 2024-1 CP Notes as Noteholders.

Section 2.14 Series 2024-1 CP Note Issuance Procedures.

(a)	On the initial Closing Date, the Issuer shall execute and the Trustee shall authenticate and deliver the Master Series 2024-1 CP Note, which shall not contain a specified principal amount but shall represent the entire amount of Series 2024-1 CP Notes Outstanding from time to time hereunder; provided that the maximum principal aggregate amount of the Series 2024-1 CP Notes shall not exceed $300,000,000 at any time. The Master Series 2024-1 CP Note shall be held by the Trustee as Issuing Agent and custodian for the Depository.

(b)	From time to time during the term of this Indenture and subject to the terms and conditions hereof, and upon the Trustee’s timely receipt of written or telecopy instructions, notice transmitted directly to the Trustee’s computers or in such manner as the Trustee then employs as its normal business practice (collectively, “Instructions”), not later than 5:00 p.m., New York City time, on a Business Day, from an Authorized Representative, on the day immediately preceding the day of issuance (to be followed up by the Issuer’s entry in the “MMI/OIS” system (or any successor to such system) not later than 11:00 a.m., New York City time on the day of issuance) of the issuance of any Definitive Series 2024-1 CP Notes, the Trustee shall withdraw the respective Definitive Series 2024-1 CP Notes from safekeeping and in accordance with the Instructions so received, take the following actions with respect to each such Definitive Series 2024-1 CP Notes:

(i)	date each such Definitive Series 2024-1 CP Notes the date of issuance thereof (which shall be a Business Day) and insert the maturity date thereof (provided that the Authorized Representative shall ensure that such date is a Business Day and that it shall not be less than 14 days nor more than 270 days from the date of issue) and the face amount (provided that the Authorized Representative shall ensure that such face amount is not less than $100,000) thereof in figures;

(ii)	authenticate (by countersigning) each such Definitive Series 2024-1 CP Note in the appropriate space provided thereon; and

(iii)	deliver each such Definitive Series 2024-1 CP Note to the person(s) designated by such Authorized Representative against payment in immediately available funds of the principal amount of each such Series 2024-1 CP Note.

(c)	In the case of Book-Entry Series 2024-1 CP Notes, from time to time during the term of this Indenture and subject to the terms and conditions hereof, and upon the Trustee’s timely receipt of Instructions, and as confirmed by the Issuer by the submission of an Issuance Notice, not later than 5:00 p.m., New York City time, on a Business Day, from an Authorized Representative, on the day immediately preceding the day of issuance (to be followed up by the Issuer’s entry in the “MMI/OIS” system (or any successor to such system) not later than 11:00 a.m., New York City time on the day of issuance) of the issuance any Book-Entry Series 2024-1 CP Notes, the Trustee shall give issuance instructions for the issuance of Book-Entry Series 2024-1 CP Notes to the Clearing Agency in a manner set forth in, and take other actions as are required by, the Letter of Representations and the Certificate Agreement. Instructions for the issuance of Book-Entry Series 2024-1 CP Notes shall include the following information with respect to each Book-Entry Series 2024-1 CP Note:

(i)	the date of issuance of each such Book-Entry Series 2024-1 CP Note (which shall be a Business Day);

(ii)	the maturity date of each such Book-Entry Series 2024-1 CP Note (provided that the Authorized Representative shall ensure that such date is a Business Day and that it shall not be less than 14 days nor more than 270 days from the date of issue);

(iii)	the face amount (provided that the Authorized Representative shall ensure that such face amount is not less than $100,000) in figures; and

(iv)	the Interest Rate or discount factor.

Notwithstanding the foregoing, instructions with respect to Book-Entry Series 2024-1 CP Notes to be issued on the date of this Agreement shall be provided not later than 9:00 a.m., New York City time, on the date of issuance to be followed up by the Issuer’s entry in the “MMI/OIS” system not later than 11:00 a.m., New York City time on the day of issuance.

(d)	The Trustee shall send a report (by telecopy or other means permitted hereunder), except if otherwise provided to the Issuer on a monthly basis, of each issuance by the Trustee of Series 2024-1 CP Notes under this Section 2.14, including the maturity date and face amounts of each Series 2024-1 CP Note issued.

(e)	Instructions must be received by the Trustee by 5:00 p.m., New York City time, on a Business Day, on the day immediately preceding the day of issuance, for physical issuance or for book-entry issuance (to be followed up by the Issuer’s entry in the “MMI/OIS” system (or any successor to such system) not later than 11:00 a.m., New York City time, on the day of issuance).

(f)	The Issuer understands that although Trustee has been instructed to deliver Series 2024-1 CP Notes against payment, delivery of Series 2024-1 CP Notes may, in accordance with the custom prevailing in the commercial paper market, be made before receipt of payment in immediately available funds. Therefore, once Trustee has delivered a Series 2024-1 CP Note as instructed by the Issuer, the Issuer shall bear the risk that a Series 2024-1 CP Note purchaser fails to remit payment for the Series 2024-1 CP Note. Trustee shall have no liability to the Issuer for any failure or inability on the part of a purchaser to make payment for Series 2024-1 CP Notes. Nothing in this Agreement shall require the Trustee to purchase any Series 2024-1 CP Note or expend its own funds for the purchase price of any Series 2024-1 CP Note.

(g)	Except as may otherwise be provided in the Letter of Representations, if at any time the Issuer instructs Trustee to cease issuing Definitive Series 2024-1 CP Notes and to issue only Book-Entry Series 2024-1 CP Notes, the Trustee agrees that all Series 2024-1 CP Notes will be issued only as Book-Entry Series 2024-1 CP Notes and that no Definitive Series 2024-1 CP Notes shall be exchanged for Book-Entry Series 2024-1 CP Notes unless and until the Trustee has received written instructions from an Authorized Representative to the contrary.

(h)	It is understood that the Trustee is not under any obligation to assess or review the financial condition or credit worthiness of any person to or for whose account the Trustee is instructed to deliver a Series 2024-1 CP Note pursuant to instructions from an Authorized Representative or to advise the Issuer as to the results of any such appraisal or investigation Trustee may have conducted on its own or of any adverse information concerning any such person that may in any way have come to Trustee’s attention.

(i)	It is understood that the Clearing Agency may request the delivery of Definitive Series 2024-1 CP Notes in exchange for Book-Entry Series 2024-1 CP Notes upon the termination of the Clearing Agency’s services pursuant to the Letter of Representations. Accordingly, upon such termination, the Trustee is authorized to complete and deliver Definitive Series 2024-1 CP Notes in partial or complete substitution for Book-Entry Series 2024-1 CP Notes of the same face amount and maturity as requested by the Clearing Agency. Upon the completion or delivery of any such Definitive Series 2024-1 CP Notes, the Trustee shall annotate its records regarding the Master Series 2024-1 CP Note with respect to such Book-Entry Series 2024-1 CP Notes to reflect a corresponding reduction in the face amount of the Outstanding Book-Entry Series 2024-1 CP Notes. The Trustee’s authority to so complete and deliver such Definitive Series 2024-1 CP Notes shall be irrevocable at all times from the time a Book-Entry Series 2024-1 CP Note is purchased until the indebtedness evidenced thereby is paid in full.

(j)	If the Trustee shall receive instructions (confirmed in writing in accordance with this Indenture) from the Issuer not to issue or deliver Series 2024-1 CP Notes, then until revoked in writing or superseded by further written instructions from the Issuer, the Trustee shall not issue or deliver Series 2024-1 CP Notes, provided, however, that, the Trustee shall be required to deliver Series 2024-1 CP Notes in respect of agreements for the sale of Series 2024-1 CP Notes concluded by an Authorized Representative prior to receipt by the Authorized Representative of notice of such instructions from the Issuer, if the Authorized Representative shall have confirmed such delivery to the Trustee in writing prior to the Trustee’s delivery of the Series 2024-1 CP Notes. For purposes of this Section (j), the Trustee may rely on written notice given or delivered to the Trustee by an Authorized Representative as to whether any particular Series 2024-1 CP Notes are to be issued in respect of such agreements concluded by such Authorized Representative, and Trustee shall have no obligation to make any other or further investigation.

(k)	Each issuance of Series 2024-1 CP Notes hereunder shall be subject to the conditions (to be monitored by the Issuer) that: (i) each representation, warranty and covenant of the Issuer contained in this Indenture is satisfied on the date of such issuance, (ii) there shall be no occurrence and continuance of an Event of Default that remains uncured, and (iii) there shall have been confirmed by the Securities Intermediary to the Trustee, on or prior to 12:00 noon, New York City time, on the day of issuance that there is no Margin Value Deficiency (i.e., the aggregate Series 2024-1 CP Note Principal Outstanding immediately after such issuance, taking into account any concurrent maturities and redemptions, shall not exceed the Margin Value), and no issuance shall occur unless these conditions are satisfied. Notwithstanding the foregoing, the confirmation from the Securities Intermediary with respect to Book-Entry Series 2024-1 CP Notes to be issued on the date of this Agreement shall be provided not later than 3:30 p.m., New York City time, on the date of issuance, or promptly thereafter.

Section 2.15 Payment of Interest and Principal; Optional Redemption.

(a)	Each Series 2024-1 CP Note shall either (i) be sold at a discount to the face or par amount thereof and not bear interest or (ii) with respect to any interest-bearing Note, accrue interest at the stated Series 2024-1 CP Note Rate and such interest shall be payable on each Interest Payment Date. If Series 2024-1 CP Notes are issued with interest, such interest shall be computed on each such Series 2024-1 CP Note on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period. The principal of each Series 2024-1 CP Note shall be payable on its stated Maturity Date. Notwithstanding the foregoing, the entire unpaid Outstanding principal amount of the Series 2024-1 CP Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Trustee, or Majority Series 2024-1 CP Noteholders have declared the Series 2024-1 CP Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on the Series 2024-1 CP Notes shall be made to the Series 2024-1 CP Noteholders entitled thereto.

(b)	By 10:00 a.m., New York City time, on each Payment Date, the Issuer shall transfer to the Paying Agent for deposit in the Note Account, in immediately available funds, an amount at least equal to the sum of any Series 2024-1 CP Note Interest then due and payable and the aggregate principal amount of all Series 2024-1 CP Notes maturing on such Payment Date. In the event the Issuer fails to make the payment in sufficient amount or by such time, the Trustee may provide DTC with a “refusal to pay” notice. The Paying Agent shall then pay on the relevant Payment Date to each holder of the Series 2024-1 CP Notes (which may, in the case of Book-Entry Series 2024-1 CP Notes held by the Paying Agent pursuant to the Certificate Agreement, be the Clearing Agency or a nominee of the Clearing Agency), (i) the Series 2024-1 CP Note Interest then due and payable, if any, and (ii) the principal amount of all Series 2024-1 CP Notes maturing on such Payment Date that are presented to the Paying Agent for payment at or prior to 3:00 p.m., New York City time, on such day (or if presented after 3:00 p.m., New York City time, then on the next succeeding Business Day) to the extent of funds available in the Note Account. Upon payment by Paying Agent as aforesaid, the Paying Agent shall mark Definitive Series 2024-1 CP Note(s) presented as paid, cancel such Definitive Series 2024-1 CP Note(s) and dispose of such cancelled Definitive Series 2024-1 CP Notes in accordance with Section 2.10 of this Indenture. After payment of any matured Book-Entry Series 2024-1 CP Note, the Paying Agent shall also annotate its records to reflect the remaining aggregate Outstanding principal amount of Book-Entry Series 2024-1 CP Notes in accordance with the Letter of Representations.

(c)	Any Series 2024-1 CP Note Interest and principal payable on the Maturity Date of any Definitive Series 2024-1 CP Note shall be paid on the applicable Payment Date (to the extent of funds available in the Note Account) to the Person in whose name such Series 2024-1 CP Note is registered on the Record Date by check mailed, first-class postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date or, upon written request made to the Paying Agent with a copy to the Trustee, if the Trustee is not the Paying Agent, at least five Business Days prior to the related Record Date, by the Holder of a Series 2024-1 CP Note, by wire transfer in immediately available funds to an account specified in such written request and at the expense of such Series 2024-1 CP Noteholder.

(d)	Upon the request of a Series 2024-1 CP Noteholder, the Issuer may agree to (but in no event shall the Issuer be required to) redeem some or all of such Noteholder’s Series 2024-1 CP Notes. If the Issuer agrees to such a redemption, the Issuer shall immediately notify the Trustee of the particular Series 2024-1 CP Notes to be redeemed, including the related Maturity Date (and the new redemption date), the principal amount of the redemption and the CUSIP number. The Trustee and the Issuer shall agree upon the procedures to be followed to execute such redemption request. For all purposes hereunder, the redemption date shall be deemed to be the new Maturity Date for such Series 2024-1 CP Notes so redeemed.

Section 2.16 CUSIP Numbers.

The Issuer in issuing the Series 2024-1 CP Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series 2024-1 CP Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Series 2024-1 CP Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Article III.

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.01 Representations and Warranties of the Issuer—General. The Issuer hereby represents and warrants to the Trustee and the Series 2024-1 CP Noteholders, as of the Closing Date:

(a)	Organization and Good Standing. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Basic Documents and to execute and deliver to the Trustee the Series 2024-1 CP Notes pursuant hereto.

(b)	Due Authorization; Enforceability. The execution and delivery of the Basic Documents has been duly authorized by the Issuer by all necessary action on its part. Each of the Basic Documents constitutes the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(c)	No Conflicts. The execution, delivery and performance of the Basic Documents, the execution and delivery of the Series 2024-1 CP Notes, and the performance of the transactions contemplated under the Basic Documents by the Issuer, do not (i) contravene its Articles of Incorporation or any other agreements pursuant to which it is organized, (ii) violate any provision of, or require any filing (except for the filings under the UCC required by this Indenture, each of which has been duly made and is in full force and effect), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Issuer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Issuer is a party or by which it or its properties may be bound or affected except those as to which a consent or waiver has been obtained and is in full force and effect and an executed copy of which has been delivered to the Trustee, or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Issuer other than as specifically contemplated by this Indenture.

(d)	Use of Proceeds. No proceeds of the issuance of any Series 2024-1 CP Note will be used by the Issuer to purchase or carry any margin security within the meaning of, or otherwise contravene or conflict with any of, Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(e)	Certain Security Interest Representations. The Issuer further represents and warrants as follows with respect to the security interest in the Collateral granted to the Trustee hereunder:

(i)	This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral pledged hereunder in favor of the Trustee, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)	The Issuer has taken or caused to be taken all steps necessary to perfect the security interest against the Collateral.

(iii)	At the time of conveyance hereunder the Issuer owned and had good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens and Liens, if any, which by their terms are released in full upon conveyance hereunder).

(iv)	The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the grant of the Collateral to the Trustee hereunder.

(v)	Other than the transfer to the Trustee pursuant to this Agreement, and any Liens or encumbrances which by their terms or otherwise are released in full upon conveyance hereunder, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of, and is not aware of any financing statements against, the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the transfers hereunder or that has been or is being terminated or that relates to a Lien that is or was released in full upon or prior to the transfer hereunder. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

For the purposes of the representations and warranties contained in this Section 3.01 and made by the Issuer on the initial Closing Date, “Series 2024-1 CP Notes” shall mean the Series 2024-1 CP Notes issued on such Closing Date. The representations and warranties set forth in this Section 3.01 shall survive the grant and assignment of the respective Collateral to the Trustee. The Issuer hereby represents and warrants to the Trustee, as of each Closing Date, that the representations and warranties of the Issuer set forth in this Section 3.01 are true and correct as of such date. Upon discovery by the Issuer of a breach of any of the foregoing representations and warranties, the Issuer shall give written notice to the Series 2024-1 CP Noteholders, within two (2) Business Days following such discovery.

Section 3.02 General Covenants of the Issuer.

The Issuer hereby covenants that:

(a)	Preservation of Legal Existence. It will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

(b)	Reporting Requirements. Unless the Trustee (upon written direction of a Majority of Series 2024-1 CP Noteholders) shall otherwise consent in writing:

(i)	Event of Default. As soon as possible, and in any event within five Business Days after the Issuer has knowledge of the occurrence of any Event of Default, the Issuer shall furnish to the Trustee and the Trustee shall furnish to the Series 2024-1 CP Noteholders a written statement of an Authorized Representative describing such event and the action that the Issuer proposes to take with respect thereto, in each case in reasonable detail.

(ii)	Financial Statements. For so long as any Series 2024-1 CP Notes remain outstanding, the Issuer shall furnish to the Trustee and the Trustee shall furnish to the Series 2024-1 CP Noteholders the Issuer’s audited financial statements.

(iii)	Additional Information. For so long as any Series 2024-1 CP Notes remain outstanding, the Issuer may furnish to securities analysts and prospective investors, in each case, upon their request, the Issuer’s audited financial statements as well as all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)	Issuer’s Covenants and Agreements. The Issuer will duly observe and perform all covenants and agreements of the Issuer set forth in this Indenture and the Collateral Account Control Agreement.

(d)	Security Interests. Except for the grants and assignments hereunder, the Issuer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien), on any Collateral, whether now existing or hereafter created or arising, or any interest therein; the Issuer will immediately notify the Trustee of the existence of any Lien (other than a Permitted Lien) on any Collateral; and the Issuer shall defend the right, title and interest of the Trustee in, to and under the Collateral, whether now existing or hereafter created or arising, against all claims of third parties claiming through or under the Issuer, including, but not limited to, the filing of any continuation statements required by applicable law.

Upon discovery by an Authorized Representative of a breach of any of the foregoing covenants, the Issuer shall give written notice to the Trustee within two Business Days following such discovery. Upon receipt by a Designated Officer of the Trustee of written notice of a breach of any of the foregoing covenants, the Trustee shall give written notice to the other parties to hereto, and to the Series 2024-1 CP Noteholders, within two Business Days following receipt of such written notice.

Section 3.03 Collateral Maintenance; Substitution; Trustee Daily Collateral Reports.

On the initial Closing Date, the Issuer shall have deposited in the Collateral Account Eligible Collateral with a Margin Value of not less than the Obligation Amount. On each Business Day thereafter, the Securities Intermediary will determine the Margin Value of the Collateral in accordance with Article III of the Collateral Account Control Agreement.

If, at the opening of any Business Day, the Margin Value of Eligible Collateral is less than the Obligation Amount, the Issuer shall, by the close of business on such Business Day, deliver to the Securities Intermediary for deposit into the Collateral Account an amount of Collateral at least equal to the Margin Deficiency in the manner specified in Article III of the Collateral Account Control Agreement.

So long as the Securities Intermediary has not received a Notice of Exclusive Control (in the form of Exhibit C hereto) from the Trustee, as Secured Party, pursuant to Section 5.04, and provided that there shall not be a Collateral Deficiency immediately after any substitution referred to herein, the Issuer shall be permitted at any time prior to 3:30 p.m. New York City time during any Business Day, to substitute new Eligible Collateral for existing Eligible Collateral in the Collateral Account having at least the same market value as the Eligible Collateral for which the substitution is being made; provided, however, that on any Business Day on which new Series 2024-1 CP Notes are being issued, no such substitutions shall be permitted after 12:00 noon New York City time. Such substitutions shall be effectuated by the Securities Intermediary upon receipt of Oral Instructions or Written Instructions of the Issuer in the manner specified in Article III of the Collateral Account Control Agreement.

The Trustee shall obtain from the Securities Intermediary’s data base, Access Edge (or any successor data base), the information needed to prepare, and shall prepare and deliver, a Daily Collateral Report on each Business Day to the Issuer. The Daily Collateral Report shall be made available through GCT Investor Reporting (or any successor service) to Series 2024-1 CP Note Owners requesting such access. Accredited Investors may make a request of the Issuer to obtain paper copies of Daily Collateral Reports.

Section 3.04 Money for Series 2024-1 CP Note Payments to Be Held in Trust.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which that Paying Agent agrees with the Trustee that it will, and the Trustee hereby agrees in its capacity as Paying Agent, subject to the provisions of this Section 3.04, that it will:

(i)	hold all sums held by it for the payment of amounts due on the Series 2024-1 CP Notes in trust for the benefit of the Persons entitled to them until those sums are paid to the Persons entitled to them or otherwise disposed of as provided in this Indenture, and pay those sums to the Persons entitled to them as provided in this Indenture;

(ii)	give the Issuer and the Trustee notice of any default by the Issuer in the making of any payment required to be made on the Series 2024-1 CP Notes of which it has received written notice;

(iii)	at any time during the continuance of any payment default on the Series 2024-1 CP Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by it for the payment of Series 2024-1 CP Notes;

(iv)	immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Series 2024-1 CP Notes if at any time it ceases to meet the standards required to be met for a Paying Agent at the time of its appointment; and

(v)	withhold from any payments made by it on any Series 2024-1 CP Notes of any applicable withholding taxes imposed on them and comply with any applicable withholding reporting requirements.

To obtain the satisfaction and discharge of this Indenture or for any other purpose, the Issuer may at any time in writing direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent. Those sums shall be held by the Trustee upon the same trusts as those upon which they were held by such Paying Agent. Upon that payment by any Paying Agent to the Trustee, that Paying Agent shall be released from all further liability regarding that money.

Section 3.05 Unclaimed Funds.

On the request of the Issuer, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Series 2024-1 CP Note and remaining unclaimed for two years after it has become due and payable shall be paid to the Issuer. The Holder of the Series 2024-1 CP Note on which payment was due shall thereafter look only to the Issuer for payment as an unsecured general creditor. All liability of the Trustee or any Paying Agent regarding that trust money, to the extent so paid to the Issuer, shall thereupon cease. The Trustee or any Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once, in a newspaper of general circulation published in the English language and customarily published on each Business Day in New York, New York and in the city in which the principal corporate trust office of the Trustee is located, notice that such money remains unclaimed and that, after a date specified therein, which shall be not less than 30 days from the date of the publication, any unclaimed balance of that money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of a release of payment (including mailing notice of the release to Series 2024-1 CP Noteholders whose Series 2024-1 CP Notes have been called but have not been surrendered for redemption or whose right to monies payable but not claimed is determinable from the records of any Paying Agent, such notice to be mailed to the last address of record of each such Series 2024-1 CP Noteholder).

Section 3.06 Successor Substituted.

Upon any consolidation or merger or any transfer of the assets of the Issuer substantially as an entirety, the Person formed by or surviving the consolidation or merger (if other than the Issuer) or the Person to which the transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if that Person had been named as the Issuer. The entity that was the Issuer prior to the transfer shall be released from its obligations under this Indenture as Issuer immediately upon the effectiveness of the transfer, but shall not be released from any obligations or liabilities to the Trustee or the Series 2024-1 CP Noteholders arising prior to such effectiveness.

Section 3.07 Authorized Representative.

The Issuer has furnished to the Trustee, and from time to time thereafter may furnish to the Trustee, and shall furnish to the Trustee upon the Trustee’s written request, certificates (“Incumbency Certificates”) of a responsible officer of the Issuer certifying the incumbency and specimen signatures of officers or agents of the Issuer authorized to execute Series 2024-1 CP Notes on behalf of the Issuer by manual or facsimile signature and/or to take other action hereunder on behalf of the Issuer (each an “Authorized Representative”). Until the Trustee has received a subsequent incumbency certificate of the Issuer, the Trustee is entitled to conclusively rely on the last such certificate delivered to the Trustee for purposes of determining the Authorized Representatives. The Trustee shall not have any responsibility to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on the Series 2024-1 CP Notes, or to determine whether any facsimile or manual signature resembles the specimen signature(s) filed with the Trustee by a duly authorized officer of the Issuer. Any Series 2024-1 CP Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall be binding on the Issuer after the authentication thereof by the Trustee notwithstanding that such person shall have died or shall have otherwise ceased to hold his office on the date such Series 2024-1 CP Note is countersigned or delivered to the Trustee.

Article IV.

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge.

This Indenture shall cease to be of further effect with respect to the Series 2024-1 CP Notes, except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Series 2024-1 CP Noteholders to receive payments of principal of and interest on the Notes, (d) the rights and immunities of the Trustee under this Indenture, including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.02 and (e) the rights of Series 2024-1 CP Noteholders as beneficiaries of this Indenture regarding property deposited under Section 4.02 with the Trustee and payable to any of them, and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to those Series 2024-1 CP Notes, on demand of and at the expense of the Issuer, when either:

(i)	All Series 2024-1 CP Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation (other than (A) Series 2024-1 CP Notes that have been destroyed, lost, or stolen and that have been replaced or paid as provided in Section 2.06 and (B) Series 2024-1 CP Notes for whose full payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.02); or

(ii)	(A)	the Issuer has deposited or caused to be deposited with the Trustee all other sums payable hereunder by the Issuer; and

(B)	the Issuer has delivered to the Trustee an Officer’s Certificate of the Issuer stating that all amounts payable under this Indenture to the Series 2024-1 CP Noteholders have been paid.

Notwithstanding the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee, the obligations of the Issuer to the Trustee under Section 6.07 and of the Trustee to the Series 2024-1 CP Noteholders under Section 4.02 shall survive such satisfaction and discharge.

Section 4.02 Application of Trust Money.

All monies deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it in accordance with the provisions of the Series 2024-1 CP Notes and this Indenture to make payments of all sums due and to become due on the Series 2024-1 CP Notes for principal and interest to the Series 2024-1 CP Noteholders for whose payment the monies have been deposited with the Trustee. These payments may be made either directly or through any Paying Agent, as the Trustee may determine. These monies need not be segregated from other funds except to the extent required herein.

Article V.

DEFAULTS AND REMEDIES

Section 5.01 Events of Default.

(a)	The occurrence of any one of the following shall constitute a default (each an “Event of Default”) by Issuer hereunder:

(i)	if the Issuer shall fail to pay any (A) Series 2024-1 CP Note Principal, within five (5) days after the date on which such payment shall become due and payable, or declared due and payable, or (B) Series 2024-1 CP Note Interest, if any, within five (5) days after the date on which such payment of interest shall become due and payable, or declared due and payable;

(ii)	if the Issuer shall fail to pledge additional Collateral as required under Section 3.03 hereof;

(iii)	if the Issuer shall default in the performance or observance of any of its other obligations under this Indenture or the Collateral Account Control Agreement and such default shall remain uncured for a period of fifteen (15) days after notice from the Trustee;

(iv)	if any representation, warranty, statement, report or certificate made or delivered by the Issuer or any of its officers, employees or agents, to the Trustee or Series 2024-1 CP Noteholders as required hereunder, is not true and correct in any material respect when made or deemed made;

(v)	if the Issuer shall (A) become insolvent, (B) not be paying its debts generally as such debts become due, (C) make an assignment for the benefit of creditors or cause or suffer any of their respective assets to come within the possession of any receiver, trustee or custodian, (D) have a petition filed by or against the Issuer under the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation, (E) have any of its assets attached, seized or levied upon, or (F) otherwise become the subject of any insolvency or creditor enforcement proceedings, provided however, that any involuntary petition or other proceeding against the Issuer shall not be an Event of Default unless an order for relief is entered or such proceeding remains undismissed for at least sixty (60) days; or

(vi)	if this Indenture, any Series 2024-1 CP Note, or the Collateral Account Control Agreement, shall cease to be in full force and effect, shall be declared null and void, shall be revoked or terminated or shall be subject to any contest by the Issuer as to their validity and/or enforceability, for any reason, or if the Issuer shall for any reason deny any further liability to the Series 2024-1 CP Noteholders hereunder and thereunder.

(b)	Within five days after the occurrence of an Event of Default described in Section 5.01(iii) thorough (vi), the Issuer shall deliver to the Trustee written notice in the form of an Officer’s Certificate stating the particulars of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status, and what action the Issuer is taking or proposes to take regarding the event.

(c)	Upon the occurrence and during the continuance of any Event of Default, the Issuer may not request the issuance of any additional Series 2024-1 CP Notes under this Indenture, and the Trustee may then forthwith cease authenticating and issuing any additional Series 2024-1 CP Notes under this Indenture without any notice to the Issuer.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

(a)	If an Event of Default in clause (v)(C), (D), (E) or (F) of the definition thereof shall occur, the unpaid principal amount of the Notes, together with accrued and unpaid interest on the Series 2024-1 CP Notes through the date of acceleration, shall become immediately due and payable and no notice to such effect from the Issuer, any Series 2024-1 CP Noteholder or any other Person to the Trustee shall be required. Upon the occurrence and during the continuance of an Event of Default described in Sections 5.01(i) or (ii), and upon the receipt of any notice of an Event of Default pursuant to Section 5.01(b), the Majority Series 2024-1 CP Noteholders may declare all the Series 2024-1 CP Notes to be immediately due and payable by a notice in writing to the Issuer and to the Trustee. Upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest on the Series 2024-1 CP Notes through the date of acceleration, shall become immediately due and payable.

(b)	If at any time a declaration of acceleration of maturity has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article V, the Majority Series 2024-1 CP Noteholders may rescind and annul the declaration and its consequences by written notice to the Issuer and the Trustee if:

(i)	the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

1)	all payments of principal of and interest on the Series 2024-1 CP Notes and all other amounts that would then be due under this Indenture or upon the Series 2024-1 CP Notes if the Event of Default giving rise to the acceleration had not occurred; and

2)	all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee and their respective agents and outside counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal of the Series 2024-1 CP Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that upon the acceleration of the maturity of the Series 2024-1 CP Notes pursuant to Section 5.02 and the demand of the Trustee, the Issuer will immediately pay to the Trustee for the benefit of the Series 2024-1 CP Noteholders the whole amount then due and payable on the Series 2024-1 CP Notes for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, in the order set forth herein and, in addition thereto, any further amount necessary to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay these amounts forthwith upon the demand of the Trustee, the Trustee, in its own name and as Trustee of an express trust, may institute a proceeding for the collection of the sums so due and unpaid, and may prosecute the proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law.

If an Event of Default occurs and is continuing, the Trustee may, in its discretion and subject to the provisions of Section 5.02, Section 5.12 and Section 6.01, proceed to protect and enforce its rights and the rights of the Series 2024-1 CP Noteholders under this Indenture by whatever appropriate proceedings the Trustee may deem necessary to protect and enforce any of those rights, whether for the specific enforcement of any covenant or agreement contained in the Collateral Account Control Agreement or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by law.

If proceedings relating to the Issuer under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency, or other similar law are pending, or if a receiver, assignee, or trustee in bankruptcy or reorganization, liquidator, sequestrator, or similar official has been appointed for or taken possession of the Issuer or its property, or if any other comparable judicial proceedings relating to the Issuer or the creditors or property of the Issuer are pending, then regardless of whether the principal of any Series 2024-1 CP Notes shall then be payable by their terms or by declaration or otherwise and regardless of whether the Trustee has made any demand pursuant to this Section 5.03, the Trustee shall be entitled and empowered, by intervention in the proceedings or otherwise:

(a)	to file and prove a claim for the whole amount of principal and interest owing and unpaid on the Series 2024-1 CP Notes, and to file any other papers or documents that may be appropriate to have the claims of the Trustee and of the Series 2024-1 CP Noteholders allowed in any proceedings relating to the Issuer upon the Series 2024-1 CP Notes, or to the creditors or property of the Issuer,

(b)	to vote on behalf of the Series 2024-1 CP Noteholders in any election of a trustee or a standby trustee in any arrangement, reorganization, liquidation, or other bankruptcy or insolvency proceedings or in any election of any Person performing similar functions in comparable proceedings, and

(c)	to collect any monies or other property payable or deliverable on any such claims, and to distribute all amounts received on the claims of the Series 2024-1 CP Noteholders and of the Trustee on their behalf, and any trustee, receiver, liquidator, custodian, or other similar official is authorized by each of the Series 2024-1 CP Noteholders to make payments to the Trustee, and, if the Trustee consents to payments going directly to the Series 2024-1 CP Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee, and their respective agents, attorneys, and counsel, and all other expenses and liabilities incurred (including attorneys’ fees and expenses), and all advances made, by the Trustee and each predecessor Trustee except as shall have been determined to have been caused by its own gross negligence or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Series 2024-1 CP Noteholders any plan of reorganization, arrangement, adjustment, or composition affecting the Series 2024-1 CP Notes or the rights of any Series 2024-1 CP Noteholder, or to authorize the Trustee to vote regarding the claim of any Series 2024-1 CP Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or Person performing similar functions.

In any proceedings involving this Indenture or the Series 2024-1 CP Notes the Trustee shall represent all the Series 2024-1 CP Noteholders, and it shall not be necessary to make any Series 2024-1 CP Noteholders parties to the proceedings.

Section 5.04 Remedies.

(a)	If an Event of Default has occurred and is continuing and the maturity of the Series 2024-1 CP Notes has been accelerated, the Trustee shall immediately provide to the Securities Intermediary a Notice of Exclusive Control in the form of Exhibit C hereto, after which Trustee shall have sole and exclusive authority to issue Oral Instructions and Written Instructions with respect to the Collateral Account, and, subject to Section 5.05, Section 5.12 and Article VI hereof, shall do one or more of the following:

(i)	institute proceedings in its own name and as trustee for an express trust for the collection of all amounts then payable on the Series 2024-1 CP Notes or under this Indenture (whether by declaration or otherwise), enforce any judgment obtained, and collect from the Collateral Account securing the Series 2024-1 CP Notes monies adjudged due;

(ii)	only if so instructed in writing by all Series 2024-1 CP Noteholders, sell or liquidate all or a portion of the Collateral at one or more public or private sales called and conducted in accordance with Section 5.16 to the extent permitted by law; provided, however, that if the proceeds of such sale or liquidation distributable to the Series 2024-1 CP Noteholders are insufficient to discharge in full all amounts then due and unpaid upon the Series 2024-1 CP Notes for principal and interest, the Trustee shall not proceed with such sale or liquidation unless the Holders of 100% of the Series 2024-1 CP Notes (other than any Series 2024-1 CP Notes then held by the Issuer or any Affiliate thereof) consent in writing thereto;

(iii)	institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral; and

(iv)	exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Series 2024-1 CP Noteholders under this Indenture.

For the purpose of determining the sufficiency or insufficiency in clause (ii) above, the Trustee shall be provided by the Series 2024-1 CP Noteholders with, and may conclusively rely upon, an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of the proposed action and as to the sufficiency of the Collateral for these purposes.

(b)	The proceeds of the sale or other liquidation of the Collateral shall be distributed as follows:

1)	first, to the Trustee, any indemnities hereunder, all sums paid or advanced by the Trustee, and the reasonable compensation, expenses, disbursements and advances of the Trustee and its respective agents and outside counsel; and.

2)	second, to the payments of principal of and interest on the Series 2024-1 CP Notes and all other amounts then due under this Indenture or upon the Series 2024-1 CP Notes.

(c)	The Trustee may fix a record date and payment date for any payment to Series 2024-1 CP Noteholders pursuant to this Section. At least 15 days before that record date, the Trustee shall mail to each Series 2024-1 CP Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 5.05 Optional Preservation of Trust Assets.

If the Series 2024-1 CP Notes have been declared to be payable under Section 5.02 following an Event of Default and the declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Collateral. It is the intent of the parties to this Indenture and the Series 2024-1 CP Noteholders that all principal of and interest on the Series 2024-1 CP Notes be paid in full when due. The Trustee shall take direction from 100% of the Series 2024-1 CP Noteholders in determining whether to maintain possession of the Collateral, and may rely upon an opinion of an independent investment banking or accounting firm of national reputation addressed to the Trustee as to the feasibility of the proposed action and as to the sufficiency of the Collateral for these purposes.

Section 5.06 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Series 2024-1 CP Notes may be prosecuted and enforced by the Trustee without the possession of any of the Series 2024-1 CP Notes or their production in any proceeding relating to them. Any proceeding instituted by the Trustee shall be brought in its own name as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Series 2024-1 CP Noteholders and any other parties entitled thereto upon which the judgment has been obtained.

Section 5.07 Limitation on Suits.

No Series 2024-1 CP Noteholder shall have any right to institute any proceedings, judicial or otherwise, regarding this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

(a)	the Majority Series 2024-1 CP Noteholders have made written request to the Trustee to institute the proceeding in its own name as Trustee;

(b)	those Series 2024-1 CP Noteholders have previously given written notice to the Trustee of a continuing Event of Default;

(c)	those Series 2024-1 CP Noteholders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in compliance with their request;

(d)	the Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute appropriate proceedings; and

(e)	no direction inconsistent with the written request has been given to the Trustee during the 60-day period by the Majority Series 2024-1 CP Noteholders.

No one or more Series 2024-1 CP Noteholders may in any manner whatever under any provision of this Indenture affect, disturb, or prejudice the rights of any other Series 2024-1 CP Noteholder or obtain or seek to obtain priority or preference over any other Series 2024-1 CP

Noteholder or enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Series 2024-1 CP Noteholders.

If the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Series 2024-1 CP Noteholders, each representing less than a Majority of Series 2024-1 CP Noteholders, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture; provided, however, that the Trustee shall be under no obligation to act until it is directed by the Majority Series 2024-1 CP Noteholders.

Section 5.08 Unconditional Rights of Series 2024-1 CP Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, each Series 2024-1 CP Noteholder shall have the absolute and unconditional right to receive payment of the principal of and interest, if any, on its Series 2024-1 CP Note as that principal and interest, if any, becomes due and payable and to institute suit for the enforcement of that payment. This right shall not be impaired without the consent of the affected Series 2024-1 CP Noteholder.

Section 5.09 Restoration of Rights and Remedies.

If the Trustee or any Series 2024-1 CP Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and that proceeding has been discontinued or abandoned, or has been determined adversely to the Trustee or to the Series 2024-1 CP Noteholder, then the Issuer, the Trustee, and the Series 2024-1 CP Noteholder shall, subject to any determination in that proceeding, be restored to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Series 2024-1 CP Noteholders shall continue as though no proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

No right, remedy, power, or privilege herein conferred upon or reserved to the Trustee or to the Series 2024-1 CP Noteholders is intended to be exclusive of any other right, remedy, power, or privilege. Every right, remedy, power, or privilege shall be cumulative and in addition to every other right, remedy, power, or privilege given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right, remedy, power, or privilege shall not preclude any other further assertion or the exercise of any other appropriate right, remedy, power, or privilege.

Section 5.11 Delay or Omission Not Waiver.

No failure to exercise and no delay in exercising, on the part of the Trustee or of any Series 2024-1 CP Noteholder or other Person, any right, remedy, power, or privilege upon any Event of Default shall impair that right, remedy, power, or privilege or constitute a waiver of it or of the Event of Default or an acquiescence in the Event of Default. Every right, remedy, power, or privilege given by this Article or by law to the Trustee or to the Series 2024-1 CP Noteholders may be exercised as often as may be deemed expedient by the Trustee or by the Series 2024-1 CP Noteholders, as the case may be.

Section 5.12 Rights of Series 2024-1 CP Noteholders to Direct Trustee.

The Majority Series 2024-1 CP Noteholders may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee regarding the Series 2024-1 CP Notes or exercising any trust or power conferred on the Trustee regarding the Notes.

Notwithstanding the foregoing and subject to Section 6.01:

(a)	the Trustee may decline any direction if the Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture, and

(b)	the Trustee may decline any direction if the Trustee in good faith, by a Designated Officer of the Trustee, determines that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unjustly prejudicial to Series 2024-1 CP Noteholders not parties to that direction.

Section 5.13 Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Series 2024-1 CP Notes as provided in Section 5.02, the Majority Series 2024-1 CP Noteholders may, on behalf of all the Series 2024-1 CP Noteholders, waive in writing any past default on the Series 2024-1 CP Notes and its consequences, except:

(a)	a default in the payment of the principal or interest on any Series 2024-1 CP Note (which may be waived only with the consent of all of the Series 2024-1 CP Noteholders), or

(b)	regarding any of the provisions under Section 9.02 that cannot be modified or amended without the consent of the Series 2024-1 CP Noteholder of each outstanding Series 2024-1 CP Note affected.

Upon any written waiver, the default shall cease to exist, and any Event of Default arising from it shall be deemed to have been cured for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent to it.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Series 2024-1 CP Noteholder by its acceptance of a Series 2024-1 CP Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, any court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and that the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by that party litigant. The provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by the Majority Series 2024-1 CP Noteholders (in compliance with Section 5.07), or to any suit instituted by any Series 2024-1 CP Noteholder for the enforcement of the payment of the principal or interest on any Series 2024-1 CP Note on or after the Payment Date on which the principal or interest was due (or, in the case of redemption, on or after the applicable redemption date).

Section 5.15 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Indenture. The Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16 Sale of Trust Assets.

(a)	The method, manner, time, place, and terms of any sale of all or any portion of the Collateral pursuant to Section 5.04 shall be commercially reasonable. Any sale of the Collateral by the Trustee shall be deemed to have been commercially reasonable. The Trustee may from time to time postpone any sale by public announcement made at the time and place of the sale.

(b)	In any sale of all or any portion of the Collateral pursuant to Section 5.04, any Series 2024-1 CP Noteholder may bid for and purchase the property offered for sale, and upon compliance with the terms of the sale may hold, retain, and possess and dispose of the property, without further accountability, and may, in paying the purchase money for the property, deliver any outstanding Series 2024-1 CP Notes or claims for interest on the Series 2024-1 CP Notes in lieu of cash up to the amount that shall, upon distribution of the net proceeds of the sale, be payable thereon, and those Series 2024-1 CP Notes, if the amounts so payable are less than the amount due on the Notes, and such Series 2024-1 CP Notes shall be returned to the Series 2024-1 CP Noteholder after being appropriately stamped to show partial payment.

(c)	The Trustee may bid for and acquire any portion of the Collateral securing the Series 2024-1 CP Notes in a public sale, and may pay all or part of the purchase price by crediting against amounts owing to the Trustee under this Indenture, including, without limitation, the costs, charges and expenses incurred by the Trustee in connection with the sale notwithstanding the provisions of Section 6.07.

(d)	The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral upon its sale. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral upon its sale, and to take all action necessary to effect its sale. No purchaser or transferee of any portion of the Issuer’s interest in the Collateral shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

Section 5.17 Action on Notes.

The Trustee’s right to seek and recover judgment on the Series 2024-1 CP Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Series 2024-1 CP Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under that judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Trustee shall be applied as specified in Section 5.04 of this Indenture.

Section 5.18 Limited Rights of Certain Series 2024-1 CP Noteholders.

Neither the Issuer or any Affiliate thereof as Holders of any Series 2024-1 CP Notes issued pursuant to this Indenture shall have any rights to direct the Trustee to take any action in respect of the Series 2024-1 CP Notes pursuant to this Indenture, unless the Issuer or Affiliate owns 100% of the outstanding Series 2024-1 CP Notes or no Series 2024-1 CP Notes are then outstanding.

Article VI.

THE TRUSTEE

Section 6.01 Duties of Trustee.

(a)	If an Event of Default has occurred and is continuing and the Trustee has received written notice of that Event of Default, the Trustee shall, before receiving directions from the Majority Series 2024-1 CP Noteholders, exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

(b)	The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In the absence of willful misconduct or negligence on its part, the Trustee may conclusively rely (as to their truth and correctness) and shall be fully protected in relying upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c)	The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Indenture, shall review them to determine whether they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(d)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this subsection shall not be construed to limit the effect of subsection (b) of this Section;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Designated Officer of the Trustee unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Majority Series 2024-1 CP Noteholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or for exercising any trust or power conferred upon the Trustee, under this Indenture. The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith at the direction of the Issuer or at the direction of the requisite number of Series 2024-1 CP Noteholders.

(e)	No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers.

(f)	[Intentionally omitted.]

(g)	The Trustee shall have no responsibility or liability for investment losses on the Collateral. The Trustee shall not be responsible for: the existence, genuineness or value of any of the Collateral; the validity, perfection, priority or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee; the validity or sufficiency of the Collateral or any agreement or assignment contained therein; the validity of the title of the Issuer to the Collateral; insuring the Collateral; the payment of taxes, charges, assessments or Liens upon the Collateral; or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other document by the Issuer.

(h)	For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless a Designated Officer of the Trustee has received written notice thereof. For the purposes of determining the Trustee’s responsibility and liability under this Indenture, any reference to an Event of Default shall be construed to refer only to such event of which the Trustee is deemed to have notice as described in this subsection.

(i)	The Trustee shall have no duty or responsibility for the preparation, filing, continuation or correctness of any financing statement or for the validity or perfection of any lien or security interest.

(j)	Delivery of any reports or information by the Trustee shall not constitute actual or constructive knowledge of any condition or information specified therein.

(k)	Any intellectual property created or generated in the preparation of Daily Collateral Reports shall, as between the Trustee and the Issuer, be owned by the Trustee, and the Issuer shall have no rights with respect thereto.

Section 6.02 Notice of Event of Default.

Upon the occurrence of any Event of Default of which a Designated Officer of the Trustee has received written notice, the Trustee shall transmit by mail notice of the occurrence of the event to all Series 2024-1 CP Noteholders as their names and addresses appear on the Series 2024-1 CP Note Register within 5 days after it receives such written notice of the event.

Section 6.03 Rights of Trustee.

(a)	The Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)	Whenever in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action, the Trustee (unless other evidence is specifically prescribed) may, in the absence of willful misconduct on its part, conclusively rely upon an Officer’s Certificate of the Issuer.

(c)	As a condition to the taking, suffering or omitting of any action by it, the Trustee may consult with counsel, and the advice of counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in reliance thereon.

(d)	The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Series 2024-1 CP Noteholders pursuant to this Indenture, unless the Series 2024-1 CP Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with the request or direction.

(e)	The Trustee shall not be bound to make any investigation into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and, if the Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(f)	The Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for (i) any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it or (ii) the supervision of those agents, attorneys, custodians or nominees appointed with due care.

(g)	The Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon the Trustee by this Indenture.

(h)	The Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith based upon instructions or notices contemplated in this Indenture which the Trustee reasonably believed in good faith to have been given by an Authorized Representative.

(i)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)	The Trustee, in whatever capacity acting, shall have no liability whatsoever for the action or inaction of any Clearing Agency.

(k)	The Trustee is authorized to utilize any generally recognized pricing information service (including brokers and dealers of securities) or may rely on prices provided by the Securities Intermediary in order to perform its valuation responsibilities hereunder, and the parties hereto agree that Trustee shall not be liable for any loss, damage or expense (including attorney’s fees) incurred as a result of errors or omissions of any such pricing information service, broker or dealer, or in any prices provided by the Securities Intermediary.

(l)	Unless the Trustee receives written notice of an error or omission related to financial information or disbursements provided to Series 2024-1 CP Noteholders within ninety days of the Series 2024-1 CP Noteholders’ receipt of the same, the Trustee shall have no liability in connection with such and, absent direction by the requisite percentage of Series 2024-1 CP Noteholders entitled to direct the Trustee, no further obligations in connection thereof.

(m)	The provisions of this Section 6.03 shall survive the termination of this Indenture.

Section 6.04 Not Responsible for Recitals or Issuance of Notes.

The recitals contained in this Indenture and in the Series 2024-1 CP Notes, except the certificate of authentication of the Trustee, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture, the Series 2024-1 CP Notes, or any related document. The Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Series 2024-1 CP Notes.

Section 6.05 May Hold Notes.

The Trustee, any Paying Agent, any Transfer Agent and Registrar, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Series 2024-1 CP Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent and Registrar, or other agent.

Section 6.06 Money Held in Trust.

Any money held by the Trustee in trust under this Indenture need not be segregated from any other funds held by the Trustee in trust under this Indenture except to the extent required by this Indenture. The Trustee shall be under no liability for interest on any money received by it under this Indenture except as otherwise agreed upon in writing by the Trustee.

Section 6.07 Compensation, Reimbursement and Indemnification.

(a)	The Issuer agrees:

(i)	to pay the Trustee the Trustee fees set forth in the Trustee Fee Letter;

(ii)	except as otherwise expressly provided in this Indenture, to reimburse the Trustee upon its request, and in accordance with the Trustee Fee Letter, for all expenses, disbursements, and advances incurred or made by the Trustee pursuant to this Indenture (including all costs and expenses incurred by the Trustee exercising any remedies under this Indenture and the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement, or advance that shall be determined to have been caused by its own negligence or willful misconduct); and

(iii)	to indemnify the Trustee, its officers, directors, employees, and agents against any loss, liability, expense, damage, or injury suffered or sustained without negligence or willful misconduct on its part, arising in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability from the exercise or performance of any of its powers or duties under this Indenture.

(b)	The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.07 until at least one year and one day after the payment in full of all the Series 2024-1 CP Notes issued under this Indenture.

(c)	When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(a)(v) or Section 5.01(a)(vi), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

(d)	The provisions of this Section 6.07 shall survive the termination of this Indenture.

Section 6.08 Replacement of Trustee.

No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 6.08. The Trustee may resign at any time upon 60 days’ written notice to the Issuer. The Majority Series 2024-1 CP Noteholders may remove the Trustee with or without cause by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i)	the Trustee fails to satisfy Section 6.11;

(ii)	the Trustee is adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer takes charge of the Trustee or its property or its affairs for the purpose of rehabilitation, conservation, or liquidation; or

(iii)	the Trustee otherwise becomes legally unable to act.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee satisfactory to the Majority Series 2024-1 CP Noteholders.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Series 2024-1 CP Noteholders. The retiring Trustee, upon payment of its charges hereunder, shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Issuer or the Majority Series 2024-1 CP Noteholders may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to satisfy Section 6.11, any Series 2024-1 CP Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the removed or retiring Trustee.

Section 6.09 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving, or transferee corporation or banking association without any further act shall be the successor Trustee if that corporation or banking association is otherwise qualified and eligible under Section 6.11. The Trustee shall provide the Issuer and all Series 2024-1 CP Noteholders prior written notice of any such transaction.

If any Series 2024-1 CP Notes have been authenticated but not delivered at the time a successor to the Trustee by merger, conversion, consolidation, or transfer succeeds to the trusts created by this Indenture, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee and deliver the Series 2024-1 CP Notes so authenticated.

Any successor to the Trustee may authenticate Series 2024-1 CP Notes in the name of the successor Trustee and those certificates of authentication shall have the full force that it is anywhere provided in the Series 2024-1 CP Notes or in this Indenture that certificates of authentication of the Trustee shall have.

Section 6.10 Appointment of Co-Trustee or Separate Trustee.

(a)	Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of any part of the Collateral, and to vest in those Persons, in such capacity and for the benefit of the Series 2024-1 CP Noteholders, title to any part of the Collateral and, subject to the other provisions of this Section 6.10, the powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Indenture shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Series 2024-1 CP Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

(b)	Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)	all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and the separate trustee or co-trustee jointly (the separate trustee or co-trustee is not authorized to act separately without the Trustee joining in the act), except to the extent that under any law of any jurisdiction in which any particular acts are to be performed the Trustee is incompetent or unqualified to act, in which event the rights, powers, duties, and obligations shall be performed singly by the separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)	no trustee under this Indenture shall be personally liable by reason of any act or omission of any other trustee under this Indenture; and

(iii)	the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)	Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every instrument of appointment shall be filed with the Trustee.

(d)	Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority to do any lawful act under this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification.

The Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recently filed report of condition.

Section 6.12 Representations and Covenants of Trustee.

The Trustee represents, warrants and covenants that:

(i)	it is a banking corporation duly organized and validly existing under the laws of the State of New York;

(ii)	it has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and the Collateral Account Control Agreement; and

(iii)	each of this Indenture and the Collateral Account Control Agreement has been duly executed and delivered by the Trustee and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

Section 6.13 Limitation of Liability.

It is understood by the parties hereto other than The Bank of New York Mellon (“BNYM”) that the sole recourse of the parties hereto other than BNYM in respect of the obligations of the Indenture hereunder and under the other documents contemplated hereby and related hereto to which it is a party shall be to the Collateral and to the parties hereto other than BNYM. In addition, BNYM as Trustee is entering into this Indenture and the other documents contemplated hereby and related hereto to which it is a party solely in its capacity as trustee under the Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Trustee (or any Person acting as successor trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Issuer hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Trustee (or any such successor trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct. The provisions of this Section 6.13 shall survive the termination of the Indenture.

Section 6.14 Trustee as Paying Agent, Registrar and Authenticating Agent.

Where the Trustee shall act in the capacity of Paying Agent, Registrar, Authenticating Agent and issuing agent (collectively, the “Agent Capacity”), neither the Trustee nor its officers, employees or agents shall be liable for any act or omission thereunder, except in the case of a judicial determination of its own gross negligence or willful misconduct as described in Section 6.15 in this Indenture. The duties and obligations of the Trustee in its Agent Capacity and those of its officers and employees shall be determined by the express provisions of this Indenture, and the Trustee and its officers, employees and agents shall be responsible for the performance of only such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Indenture against the Trustee or its officers, employees or agents. Neither the Trustee or its officers, employees or agents shall be required to ascertain whether any issuance or sale of Series 2024-1 CP Note(s) (or any amendment or termination of this Indenture) has been duly authorized or is in compliance with any other agreement, ordinance, resolution or other undertaking or document to which the Issuer is a party or by which it or its property may be bound (whether or not the Trustee is a party to such other agreement).

Section 6.15 Liability in Agent Capacity.

The Issuer hereby indemnifies and holds the Trustee in its Agent Capacity, and its employees and any of its officers and agents harmless from and against, and the Trustee in its Agent Capacity shall not be liable for, any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any nature (including, without limitation, interest and reasonable attorneys’ fees, expenses, and the allocable costs of in-house legal services) arising out of or resulting from the exercise of its rights and/or the performance of its duties (or those of its agents and employees) in its Agent Capacity hereunder; provided, however, that the Issuer shall not be liable to indemnify or pay the Trustee with respect to any loss, liability, action, suit, judgment, demand, damage, cost or expense that shall be determined to have been caused by the Trustee’s own gross negligence or willful misconduct or that of its officers or employees. The foregoing indemnity includes, but is not limited to, any action taken or omitted to be taken by the Trustee in its Agent Capacity upon electronically transmitted instructions (authorized herein) received by it from, or believed by it in good faith to have been given by, the proper person or persons. The provisions of this Section 6.15 shall survive (i) the Trustee’s resignation or removal in its Agent Capacity and (ii) the termination of this Indenture.

In no event shall the Trustee, whether as Trustee or in its Agent Capacity be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

In no event shall the Trustee, whether as Trustee or in its Agent Capacity be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Article VII.

SERIES 2024-1 CP NOTEHOLDERS’ LIST AND REPORTS BY INDENTURE

TRUSTEE AND ISSUER

Section 7.01 Issuer to Furnish Trustee Names and Addresses of Series 2024-1 CP Noteholders.

Within five days after each Record Date, the Transfer Agent and Registrar, at the direction of the Issuer, will cause to be furnished to the Trustee a list, in such form as the Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Series 2024-1 CP Noteholders as they appear on the Series 2024-1 CP Note Register as of that Record Date. At any other time the Trustee may request the Issuer to furnish, on ten days’ prior written notice, a list of similar form and content as of a date not more than 10 days prior to the time the list is furnished. So long as the Trustee is the Transfer Agent and Registrar, the Issuer shall not be required to furnish such lists and the Trustee shall furnish to the Issuer such list upon ten days’ written request.

Section 7.02 Preservation of Information; Communications to Series 2024-1 CP Noteholders.

(a)	The Trustee shall preserve, in as current a form as is reasonably practicable, the names, addresses and taxpayer identification numbers of the Series 2024-1 CP Noteholders contained in the most recent list furnished to the Trustee under Section 7.01 and the names, addresses and taxpayer identification numbers of the Series 2024-1 CP Noteholders received by the Trustee in its capacity as Transfer Agent and Registrar. The Trustee may destroy any list furnished to it under Section 7.01 upon receipt of a new list so furnished.

(b)	If any Series 2024-1 CP Noteholder applies in writing to the Trustee stating that it desires to communicate with other Series 2024-1 CP Noteholders regarding their rights under this Indenture or under the Series 2024-1 CP Notes, then the Trustee shall, within five Business Days after the receipt of the application, afford that Series 2024-1 CP Noteholder access to the information preserved at the time by the Trustee in accordance with subsection (a) of this Section 7.02.

(c)	If any Owner applies in writing to the Trustee stating that it desires to communicate with other Owners regarding their rights under this Indenture or under the Series 2024-1 CP Notes, then the Trustee shall, within five Business Days after the receipt of the application, afford that Owner access to the information preserved at the time by the Trustee in accordance with subsection (a) of this Section 7.02; provided, however, that in the case of a person claiming to be an Owner requesting such information, the Trustee shall not furnish such information until the Issuer shall have authorized release of such information and the Trustee shall have no liability for such release or the identity of the requesting person.

Article VIII.

ACCOUNTS, ACCOUNTING AND RELEASES

Section 8.01 Collection of Money.

Except as otherwise expressly provided in this Indenture, the Trustee may demand payment or delivery of, and receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall hold all such money and property received by it in trust for the Series 2024-1 CP Noteholders and shall apply such property and money as provided in this Indenture.

Section 8.02 Distributions.

On each Payment Date, the Trustee shall, in accordance with Section 2.15 of this Indenture, distribute to the Series 2024-1 CP Noteholders payments due hereunder.

Section 8.03 Release of Trust Assets, Etc.

(a)	Subject to the payment of its fees and expenses, the Trustee, when required by the Basic Documents, shall execute instruments to release property from the Lien of this Indenture, or convey the Trustee’s interest in the same. No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)	Upon written direction of an Authorized Representative, the Trustee shall, at such time as there are no Series 2024-1 CP Notes outstanding, release and transfer, without recourse, all of the Collateral that secured the Series 2024-1 CP Notes (other than any cash held for the payment of the Series 2024-1 CP Notes pursuant to Section 4.02).

Section 8.04 Establishment of Note Account.

The Trustee, for the benefit of the Series 2024-1 CP Noteholders, shall establish and maintain with a separate segregated trust account (the “Note Account”), bearing a designation clearly indicating that the funds therein are held for the benefit of the Series 2024-1 CP Noteholders.

Section 8.05 Assets Uninvested.

Any amounts held in the Note Account or otherwise held hereunder shall be held uninvested without liability for interest.

Article IX.

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Series 2024-1 CP Noteholders.

(a)	The Issuer and the Trustee, when authorized by a written direction of an Authorized Representative, may enter into one or more indentures supplemental to this Indenture, in form satisfactory to the Trustee, for any of the following purposes:

(i)	to correct or amplify the description of any property subject to the Lien of this Indenture, or better to assure, convey and confirm to the Trustee any property required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture any additional property;

(ii)	to evidence the succession, in compliance with Section 3.06, of another Person to the Issuer, and the assumption by the successor of the covenants of the Issuer herein and in the Series 2024-1 CP Notes;

(iii)	to add to the covenants of the Issuer, for the benefit of the Series 2024-1 CP Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)	to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(v)	to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters arising under this Indenture or in any supplemental indenture so long as the interests of any Series 2024-1 CP Noteholder are not adversely affected; or

(vi)	to evidence the acceptance of the appointment under this Indenture of a successor trustee and to add to or change any of the provisions of this Indenture necessary to facilitate the administration of the trusts under this Indenture by more than one trustee, pursuant to the requirements of Article VI.

The Trustee is authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)	The Issuer and the Trustee, when authorized by a written direction of an Authorized Representative, may also enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Series 2024-1 CP Noteholders under this Indenture; provided that such action will not, as evidenced by an Opinion of Counsel of the Issuer, delivered and acceptable to the Trustee, adversely affect in any material respect the interests of any Series 2024-1 CP Noteholder.

(c)	Notwithstanding anything else contained herein or in the Account Control Agreement, the Issuer and the Trustee, acting at the direction of the Issuer, may modify the Collateral, provided that the following conditions are satisfied:

(i)	The Issuer shall provide an Officer’s Certificate to the Trustee certifying that the proposed modification to the Collateral will not result in a material adverse effect on the Series 2024-1 CP Noteholders; and

(ii)	The Issuer shall have received confirmation from at least one rating agency then rating the Series 2024-1 CP Notes (with a copy to the Trustee) that the proposed change to the Collateral will not result in a reduction in the credit rating then applicable to the Series 2024-1 CP Notes.

Section 9.02 Supplemental Indentures with Consent of Series 2024-1 CP Noteholders.

The Issuer and the Trustee, when authorized by a written direction of an Authorized Representative, also may, with the consent of a Majority of Series 2024-1 CP Noteholders, by an Act of the Series 2024-1 CP Noteholders delivered to the Issuer and the Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of those Series 2024-1 CP Noteholders under this Indenture. However, no such supplemental indenture shall, without the consent of each Series 2024-1 CP Noteholder affected thereby:

(i)	change the due date of any installment of principal of or interest on any Series 2024-1 CP Note, or reduce the principal amount of any Series 2024-1 CP Note, the interest rate on any Series 2024-1 CP Note or the redemption price of any Series 2024-1 CP Note or change any place of payment where, or the coin or currency in which, any Series 2024-1 CP Note or any interest on it is payable;

(ii)	impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds, as provided in Article V, to the payment of any amount due on the Series 2024-1 CP Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

(iii)	reduce the percentage that constitutes “Majority Series 2024-1 CP Noteholders” or the consent requirements of the Holders which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(iv)	reduce the percentage of the aggregate outstanding amount of any Series 2024-1 CP Notes, the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Series 2024-1 CP Notes;

(v)	decrease the percentage of the aggregate principal amount of the Series 2024-1 CP Notes required to amend the sections of this Indenture that specify the applicable percentage of the aggregate principal amount of the Series 2024-1 CP Notes necessary to amend this Indenture;

(vi)	modify or alter the provisions of this Indenture regarding the voting of Series 2024-1 CP Notes held by the Issuer or any Affiliate thereof;

(vii)	permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture on any part of the Collateral for any Series 2024-1 CP Notes or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any Collateral assets or deprive any Series 2024-1 CP Noteholder of the security provided by the Lien of this Indenture; or

(viii)	to provide for the termination or replacement of any external credit enhancement in accordance with the provisions hereto.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 9.02, the Trustee shall mail to the Series 2024-1 CP Noteholders to which that supplemental indenture relates written notice provided to the Trustee by the Issuer setting forth in general terms the substance of that supplemental indenture. The failure of the Trustee to mail any such notice, or any defect therein, shall not in any way impair or affect the validity of that supplemental indenture.

Section 9.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Sections 6.01 and 6.03) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and that supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Series 2024-1 CP Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 Reference in Series 2024-1 CP Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may bear a notation in form as to any matter provided for in that supplemental indenture. If the Issuer so determines, new Series 2024-1 CP Notes so modified as to conform, in the opinion of the Issuer, to that supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Series 2024-1 CP Notes.

Article X.

MISCELLANEOUS

Section 10.01 Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture (other than the initial authentication of the Series 2024-1 CP Notes), the Issuer shall furnish to the Trustee such certificates and opinions as may be required hereunder. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)	a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)	a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(iv)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 10.02 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to those matters in one or several documents.

Any certificate or opinion of an Authorized Representative may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Representative or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer or an officer or officers of the Issuer, stating that the information with respect to those factual matters is in the possession of such party, unless such Authorized Representative or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to those matters are erroneous.

Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of that certificate or report (as the case may be), of the facts and opinions stated in that document shall in such case be conditions precedent to the right of the Issuer to have that application granted or to the sufficiency of that certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03 Acts of Series 2024-1 CP Noteholders.

(a)	Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Series 2024-1 CP Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by those Series 2024-1 CP Noteholders in person or by agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by those Series 2024-1 CP Noteholders. Except as herein otherwise expressly provided, any such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Series 2024-1 CP Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)	The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)	The ownership of Series 2024-1 CP Notes shall be proved by the Series 2024-1 CP Note Register.

(d)	Any request, demand, authorization, direction, notice, consent, waiver, or other action by any Series 2024-1 CP Noteholder shall bind the Holder (and any transferee thereof) of every Series 2024-1 CP Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Series 2024-1 CP Note.

Section 10.04 Notices, Etc. to Trustee and Issuer.

(a)	Any request, demand, authorization, direction, notice, consent, waiver, or Act of Series 2024-1 CP Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)	the Trustee by any Series 2024-1 CP Noteholder or by the Issuer shall be sufficient for every purpose hereunder (x) if in writing and mailed, first-class postage prepaid, to the address set forth below or (y) if made, given, furnished or filed in writing to a Designated Officer of the Trustee, by Electronic Means to or with the Trustee at:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Attention: Rosario Moniaci

Telephone: (212) 815-8256

Email: qsrnysettlements@bnymellon.com

The Trustee agrees that it will accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Indenture and delivered using Electronic Means. If the Issuer elects to give the Trustee Instructions using Electronic Means, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Representative listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Representative. The Issuer shall be responsible for ensuring that only Authorized Representatives transmit such Instructions to the Trustee and that the Issuer is solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding if such Instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; and (iii) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to any Series 2024-1 CP Noteholder (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from the DTC or its designee, including by electronic mail in accordance with accepted practices at the DTC.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to the Series 2024-1 CP Noteholders, it shall mail a copy to the Trustee at the same time.

(ii)	the Issuer by the Trustee or by any Series 2024-1 CP Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the address set forth below or (y) if made, given, furnished or filed in writing to the Issuer, by facsimile transmission or by other electronic means acceptable to the Issuer to or with the Issuer at the address below or at any other address previously furnished in writing to the Trustee by the Issuer:

Hilltop Securities Inc.

Attn: Head of Operations

717 N. Harwood Street, Suite 3400

Dallas, Texas 75201

Telephone: 214-859-1518

Facsimile: 214-859-6095

Section 10.05 Notices to Series 2024-1 CP Noteholders; Waiver.

Where this Indenture provides for notice to Series 2024-1 CP Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by registered or certified mail or first class postage prepaid or national overnight courier service to each Series 2024-1 CP Noteholder affected by such event, at the address of that Series 2024-1 CP Noteholder as it appears on the Series 2024-1 CP Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Series 2024-1 CP Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Series 2024-1 CP Noteholder shall affect the sufficiency of such notice with respect to other Series 2024-1 CP Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, that notice may be waived in writing by any Person entitled to receive such notice, before the event, and any such waiver shall be the equivalent of that notice.

If because of the suspension of regular mail service, it is impractical to mail notice of any event to Series 2024-1 CP Noteholders when that notice is required to be given, then any manner of giving that notice that is satisfactory to the Trustee shall be deemed to be a sufficient giving of that notice.

The Issuer shall give prompt written notice to each Series 2024-1 CP Noteholder of any of the following occurrences: (a) the appointment of a successor Trustee and (b) the execution of a supplemental indenture pursuant to Article IX.

Section 10.06 Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Series 2024-1 CP Notes to the contrary, the Issuer, with the consent of the Trustee, may enter into any agreement with any Series 2024-1 CP Noteholder providing for a method of payment, or notice by the Trustee or any Paying Agent to that Series 2024-1 CP Noteholder, that is different from the methods provided for in this Indenture for payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with those agreements.

Section 10.07 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.08 Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 10.09 Separability.

If any provision in this Indenture or in the Series 2024-1 CP Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.10 Benefits of Indenture.

Except as set forth in Section 10.14, nothing in this Indenture or in the Series 2024-1 CP Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Series 2024-1 CP Noteholders, any benefit.

Section 10.11 Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Series 2024-1 CP Notes or this Indenture) payment need not be made on that date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.12 Governing Law.

THIS INDENTURE AND EACH SERIES 2024-1 CP NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS -OF-LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY CONSENT TO THE JURISDICTION OF A STATE OR FEDERAL COURT SITUATED IN NEW YORK, NEW YORK IN CONNECTION WITH ANY SUIT HEREUNDER.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SERIES 2024-1 CP NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.13 Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.14 Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Series 2024-1 CP Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a membership or other equity interest in the Issuer or (ii) any manager, partner, owner, beneficiary, agent, officer, director, employee or agent of the Issuer.

Section 10.15 No Petition.

The Trustee, by entering into this Indenture, and each Series 2024-1 CP Noteholder, by accepting a Series 2024- 1 CP Note, hereby covenant that they will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2024-1 CP Notes or this Indenture, until at least one year and one day after the payment in full of all Series 2024-1 CP Notes issued under this Indenture.

Section 10.16 [Intentionally Omitted].

Section 10.17 Foreign Account Tax Compliance Act (FATCA)

The Issuer agrees (i) to provide the Trustee with such reasonable information as it has in its possession and that is specifically requested by the Trustee to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

Section 10.18 OFAC

(a)	The Issuer represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(b)	The Issuer covenants that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

IN WITNESS WHEREOF, the Issuer and the Trustee have caused this indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

HILLTOP SECURITIES INC., as Issuer

By:	/s/ William G. Vogelpohl
Printed Name: William G. Vogelpohl
Title: Senior Managing Director

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Glenn G. McKeever
Printed Name: Glenn G. McKeever
Title: Vice President

[Signature Page to HTS 2024-1 CP Notes Indenture]

EXHIBIT A - FORM OF MASTER SERIES 2024-1 CP NOTE

[See attached]

[Exhibit A]

HILLTOP SECURITIES INC.

SECURED COMMERCIAL PAPER NOTE, SERIES 2024-1

THIS MASTER NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, (II) AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT (“ACCREDITED INVESTOR”), OR (III) A QUALIFIED PURCHASER (“QP”) WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER SIMILARLY QUALIFIED PURCHASERS, PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION, SUBJECT TO THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE NOTE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HILLTOP SECURITIES INC.

SECURED COMMERCIAL PAPER NOTE, SERIES 2024-1

Date of Issuance: September 25, 2024

Hilltop Securities Inc., a corporation organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount of all Series 2024-1 CP Notes Outstanding at the related Maturity Date therefor, which principal amounts and Maturity Dates shall be as identified on the Issuing Agent’s records (the “Records”), as Custodian for Cede & Co., in accordance with Section 2.14 of the Indenture, plus interest on each interest bearing Series 2024-1 CP Note on the related Interest Payment Date as set forth in the Records. The principal of and interest on the Series 2024-1 CP Notes are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to each Series 2024-1 CP Note shall be applied first to interest, if any, due and payable on such Series 2024-1 CP Note and then to the unpaid principal of such Series 2024-1 CP Note.

Reference is made to the further provisions of the Series 2024-1 CP Notes set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Master Series 2024-1 CP Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Series 2024-1 CP Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

SEE REVERSE FOR CERTAIN DEFINITIONS

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Signatory as of the date set forth below.

Date: November ____, 2024

HILLTOP SECURITIES INC.

By:
Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Master Series 2024-1 CP Note of Hilltop Securities Inc. designated above and referred to in the within-mentioned Indenture.

Dated: September ____, 2024

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

[Signature Page to CP Global Note]

[REVERSE OF NOTE]

This Master Series 2024-1 CP Note is being held by the Issuing Agent, as custodian for DTC acting as Depository, and registered in the name of Cede & Co., a nominee of DTC. This Master Series 2024-1 CP Note represents the Issuer’s obligations under each duly authorized issue of the Series 2024-1 CP Notes of the Issuer, designated as its Senior Secured Commercial Paper Notes (herein called the “Series 2024-1 CP Notes”), all issued under an Indenture dated as of September 25, 2024 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), and as Issuing Agent and Paying Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Series 2024-1 CP Notes. Each of the Series 2024-1 CP Notes represented by this Master Series 2024-1 CP Note shall be issued pursuant to the procedures set forth in the Indenture, including an identification in the Issuing Agent’s records of the Issuance Date, the Maturity Date, the Interest Rate, if any, the Discount, if any, and the CUSIP applied to such Series 2024-1 CP Note. All of the Series 2024-1 CP Notes represented by this Master Note are subject to all terms of the Indenture. All terms used in this Master Series 2024-1 CP Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

As described above, the entire unpaid principal amount of each Series 2024-1 CP Note represented by this Master Series 2024-1 CP Note shall be due and payable on the related Maturity Date set forth in the Records. Notwithstanding the foregoing, the entire unpaid principal amount of each Series 2024-1 CP Note shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Majority Series 2024-1 CP Noteholders have declared the Series 2024-1 CP Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Series 2024-1 CP Notes shall be made pro rata to the Series 2024-1 CP Noteholders entitled thereto.

Each Series 2024-1 CP Noteholder or Series 2024-1 CP Note Owner, by acceptance of a Series 2024-1 CP Note or, in the case of a Series 2024-1 CP Note Owner, a beneficial interest in a Series 2024-1 CP Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Series 2024-1 CP Notes or under any certificate or other writing delivered in connection therewith, against the Indenture Trustee.

The Series 2024-1 CP Notes will not accrue interest. Instead, the Series 2024-1 CP Notes will be sold at a discount representing an interest factor with payment of the face amount at maturity.

Distributions on each Series 2024-1 CP Note will be made by the Indenture Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Indenture Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor.

This Master Series 2024-1 CP Note is a direct and unconditional obligation of the Issuer and is secured equally and ratably by certain collections and recoveries respecting the Collateral, all as more specifically set forth herein and in the Indenture and the Collateral Account Control Agreement, dated as of September 25, 2024, between the Indenture Trustee, as Secured Party, The Bank of New York Mellon, as Securities Intermediary and the Issuer, as Pledgor. The Series 2024-1 CP Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental agency.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Master Series 2024-1 CP Note is registrable in the Note Register upon surrender of this Master Series 2024-1 CP Note for registration of transfer at the offices or agencies maintained by the Note Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Series 2024-1 CP Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees. As of the date any such Series 2024-1 CP Notes are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note. The Series 2024-1 CP Notes are issuable only as registered Series 2024-1 CP Notes. As provided in the Indenture and subject to certain limitations therein set forth, the Series 2024-1 CP Notes are exchangeable for new Series 2024-1 CP Notes evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Issuer, the Indenture Trustee, the Issuing Agent, the Paying Agent and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Series 2024-1 CP Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

THIS MASTER SERIES 2024-1 CP NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

The obligations and responsibilities created by the Indenture shall terminate upon the payment to Series 2024-1 CP Noteholders of all amounts required to be paid to them pursuant to the Indenture and the disposition of all Collateral held by the Securities Intermediary on behalf of the Indenture Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE MASTER NOTE

The following exchanges of a part of this Master Note for an interest in another Master Note or for an Individual Note, or exchanges of a part of another Master Note or Individual Note for an interest in this Master Note, have been made:

Principal
		Amount of	Amount of this
	Amount of	Increase in	Master Note	Signature of
	decrease in	Principal	following such	authorized
Date of	Principal Amount	Amount of this	decrease (or	officer of Note
Exchange	of this Master Note	Master Note	increase)	Registrar

ASSIGNMENT

[Social Security or taxpayer I.D. or other identifying number of assignee]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*

Signature Guaranteed

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B-1 - FORM OF INSTITUTIONAL QIB/QP INVESTOR REPRESENTATION

LETTER FOR SERIES 2024-1 CP NOTES

[See attached]

[Exhibit B-1]

Certificate of Rule 144AQualified Institutional Buyer and
Section 3(c)(7) Qualified Purchaser

To: IHS Markit, Hilltop Securities Inc. and The Bank of New York Mellon, as Indenture Trustee in connection with the Secured Commercial Paper Notes, Series 2024-1, of Hilltop Securities Inc.

Phone: 646-360-0889

Please fill out this form, sign, and reply via email: DL-iComplianceHelp@ihsmarkit.com or fax: (888) 469-4381

The undersigned certifies that it is familiar with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Act”); agrees that persons selling securities to or engaging in transactions with or on behalf of the undersigned in reliance upon Rule 144A may rely on the information contained in this certificate; and represents and acknowledges that:

I.	*it is a Qualified Institutional Buyer (“QIB”), as defined in Rule 144A, of the following type: (as defined in Annex B);
II.	*the undersigned person further hereby certifies that the undersigned purchasing institution owned and invested on a discretionary basis
$ million in securities (determined as described in Annex B) as of , which is on or since the last day of the purchaser’s most recent fiscal year;
III.	*the undersigned’s current fiscal year ends on (must be future date);
IV.	it is familiar with Sections 3(c)(7) and 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”); it has read and agrees to Annex A - “Restrictions on Sales of Book-Entry Securities Designated QIB/QP or 3(c)(7)” attached hereto; it is a Qualified Purchaser (“QP”) as defined in Section 2(a)(51) and the related rules of the Investment Company Act; and:

  ☐ (A CHECK HERE INDICATES THAT A-F ARE TRUE)

a.	it is a QP because it is a QIB as defined in Rule 144A acting for its own account or the account of another QIB that is a QP, and:

i.	if the undersigned and/or any person it is acting on behalf of is a QIB of the type described in Item III of Annex B, the undersigned and/or the person it is acting on behalf of, owns and invests on a discretionary basis at least $25 million in securities of issuers that are not affiliated persons of the dealer (excluding securities constituting the whole or part of an unsold allotment of or subscription as a participant in a public offering); and

ii.	if the undersigned and/or any person it is acting on behalf of is a QIB of the type described in Items I.d, I.e. or I.f. of Annex B, investment decisions for such entity are made solely by the fiduciary, trustee or sponsor of the plan, and investment decisions with respect to the plan are not made by the beneficiaries of the plan;

b.	it is not an entity formed for the specific purpose of investing in securities (“Section 3(c)(7) Securities”) of an issuer relying on the Section 3(c)(7) exception from the definition of “investment company” in the Investment Company Act (or if it was formed for that purpose, then each beneficial owner of its securities is a QP);

c.	it is not an entity that was formed or is operated as a device for facilitating individual investment decisions of its participants or security holders;

d.	if formed prior to April 30, 1996 and it is an investment company excepted from the definition of “investment company” pursuant to Section3(c)(1) or Section 3(c)(7) of the Investment Company Act (hereafter referred to as an “excepted investment company”), its treatment as a QP has been consented to (in the manner required by Section 2(a)(51)(C) of the Investment Company Act and related rules) by its beneficial owners who acquired their interests on or before April 30, 1996 (hereafter referred to as “pre-amendment beneficial owners”), and all pre-amendment beneficial owners of the outstanding securities (other than short- term paper) of any excepted investment company that, directly or indirectly, owns any outstanding securities of such excepted investment company, have consented to its treatment as a qualified purchaser;

e.	the undersigned will not purchase for the account of others (including any subaccount) securities that are subject to restrictions limiting transfer to only Qualified Purchasers (which are sometimes referred to as “QIB/QP” or “3(c)(7)” securities), unless the purchase is for the account of another who can independently make the representations and warranties in clauses a through d and f of this Section IV (an insurance company (as defined in Item I.a of Annex B) may purchase for one or more of its separate accounts without regard to whether such separate account could independently make those representations and warranties as described in Item I.a of Annex B.); and

f.	except as set forth in clause e above, it will not hold Section 3(c)(7) securities for the benefit of any other person, and it will not sell participation interests in the securities to any other person or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the securities;

V.	the signatory for the undersigned person is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the undersigned;

VI.	the undersigned will not purchase for the account of others (including any subaccounts) any securities being resold under Rule 144A unless the purchase is for the account of a QIB (or, if the undersigned is an insurance company, for a separate account of the undersigned which is not, and is not required to be, registered under the Investment Company Act, as described in Section IV.a(i) above);

VII.	any offering documents received in either electronic or physical form in connection with any offering of Rule 144A securities are highly confidential and are solely for the undersigned’s internal use and as such the undersigned agrees not to retransmit or distribute such offering documents to any third party; and

VIII.	the undersigned will promptly notify IHS Markit of any change to the representations made herein.

Name of Institution*	Officer Name*	Officer’s Title (Print/Type)*

Company Street Address*	Officer Signature*	Signature Date*

City/State/Postcode/Country*	Officer’s Business Telephone Number*

TaxID/EIN/Reg No.	Officer’s Business Email*

Page 1 of 5	©2020 IHS Markit. All rights reserved.

Name of Contact at Institution (for questions and updates)

Contact’s Telephone Number

Contact’s Business Email

* Completion of this field is required

Page 2 of 5	©2020 IHS Markit. All rights reserved.

ANNEX A

Restrictions on Sales of Book-Entry Securities

Designated QIB/QP or 3(c)(7)

The Investment Company Act of 1940, as amended (the “Investment Company Act”), requires that all holders of the outstanding securities of an issuer relying on Section 3(c)(7) of the Investment Company Act (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons (as defined below)) be “qualified purchasers” (“QPs”) as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules. Under the rules, the issuer must have a “reasonable belief” that all holders of its outstanding securities (or, in the case of non-U.S. issuers, all holders that are U.S. Persons), including transferees, are QPs. All sales and resales of the securities (or, in the case of non-U.S. issuers, all sales and resales in the United States (as defined below) or to U.S. Persons) must be made pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), solely to purchasers that are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A and are also QPs (“QIB/QPs”). Each purchaser of a security designated QP or 3(c)(7) will be deemed to represent at the time of purchase that: (i) the purchaser is a QIB/QP; (ii) the purchaser is not a broker-dealer which owns or invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the securities of an issuer relying on Section 3(c)(7) unless each beneficial owner of its securities is itself a QIB/QP; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of securities; (vii) the purchaser understands that the issuer may receive a list of participants holding positions in its securities from one or more book-entry depositories; and (viii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees.

The charter, bylaws, organizational documents or securities issuance documents of an issuer relying on Section 3(c)(7) of the Investment Company Act and Rule 144A under the Securities Act with respect to an offering of securities typically provide that the issuer will have the right to (i) require any holder of securities (or, in the case of a non-U.S. issuer, any holder that is a U.S. Person) that is determined not to be both a QIB and a QP to sell the securities to a QIB that is also a QP, (ii) redeem any securities held by such holder on specified terms and (iii) impose additional transfer restrictions on the relevant securities. In addition, such an issuer typically has the right to refuse to register or otherwise honor a transfer of securities to a proposed transferee (or, in the case of a non-U.S. issuer, a proposed transferee that is a U.S. Person) that is not both a QIB and a QP.

As used herein, the terms “United States” and “U.S. Person” have the meanings given such terms in Regulation S under the Securities Act.

Page 3 of 5	©2020 IHS Markit. All rights reserved.

Annex B

Institution Types

I.	An entity referred to in sub-paragraphs (a.) through (j.), acting for its own account or the accounts of other QIBs, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

a.	an insurance company as defined in Section 2(a)(13) of the Securities Act of 1933, as amended (the “Act”). A purchase by a company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), which are neither registered under Section 8 of the Investment Company Act nor required to be so registered, shall be deemed to be a purchase for the account of such insurance company.

b.	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act.

c.	a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 or a rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

d.	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

e.	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

f.	a trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in sub-paragraph d. or e. above, except trust funds that include as participants individual retirement accounts or H.R.10 plans.

g.	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

h.	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust.

i.	An investment adviser registered under the Investment Advisers Act.

j.	An institutional accredited investor, as defined in Rule 501(a) of the Act, of a type not listed in sub-paragraphs (a.) through (i.) above or paragraphs II through VII below.

II.	For non-U.S. Persons completing this form:

a.	a non-U.S. corporation or limited liability company (other than a bank, savings and loan or similar institution referred to in sub-paragraph (b.) below), a partnership, or a business trust that is similar to a “Massachusetts business trust” (in that it is organized to conduct business and treated as a corporation or partnership under local law), in each case, that is organized under the laws of a non-U.S. jurisdiction and in the aggregate, as of the determination date, owned and invested on a discretionary basis, for its own account and the accounts of other persons, not less than US$100 million in eligible securities, calculated as provided in Rule 144A.

b.	a non-U.S. bank or savings and loan association or equivalent institution that (1) in the aggregate, as of the determination date, owned and invested on a discretionary basis, for its own account and the accounts of other persons, not less than US$100 million in eligible securities, calculated as provided in Rule 144A, and (2) had an audited net worth of at least US$25 million as demonstrated in its latest annual financial statements, as of a date not more than 18 months preceding such date of sale for a non-U.S. bank or savings and loan association or equivalent institution.

c.	a non-U.S. dealer registered with the U.S. Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that satisfies the requirements of Section III below.

d.	a non-U.S. investment adviser registered with the U.S. Securities and Exchange Commission under Section 203 of the Investment Advisers Act and in the aggregate, as of the determination date, owned and invested on a discretionary basis, for its own account and the accounts of other persons, not less than US$100 million in eligible securities, calculated as provided in Rule 144A.

e.	an entity organized under the laws of a non-U.S. jurisdiction, all of the equity owners of which are qualified institutional buyers (each satisfying one or more of Section I.a. through d. above or Section II.a. through d. above).

III.	A dealer registered pursuant to Section 15 of the Exchange Act, acting for its own account or the accounts of other QIBs, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer; provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer.

IV.	A dealer registered pursuant to Section 15 of the Exchange Act acting in a “riskless principal transaction” on behalf of a QIB. For purposes of this Section IV, “riskless principal transaction” means a transaction in which a dealer buys a security from any person and makes a simultaneous offsetting sale of such security to a QIB, including another dealer acting as riskless principal for a QIB.

V.	an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other QIBs, that is part of a “family of investment companies” (as defined in Rule 144A) which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies.

VI.	an entity, all of the equity owners of which are QIBs, acting for its own account or the account of the other QIBs.

VII.	a bank as defined in Section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other QIBs, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under Rule 144A in the case of a U.S. bank or savings and loan association.

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An entity determining QIB status under Section I(j.) above may be formed for the purpose of acquiring the securities being offered under Rule 144A of the Act.

In determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: (1) bank deposit notes and certificates of deposit; (2) loan participations; (3) repurchase agreements; (4) securities owned but subject to a repurchase agreement; and (5) currency, interest rate and commodity swaps.

The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published. In the latter event, the securities may be valued at market.

In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by a subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

Page 5 of 5	©2020 IHS Markit. All rights reserved.

EXHIBIT B-2 - FORM OF ACCREDITED INVESTOR REPRESENTATION LETTER FOR

SERIES 2024-1 CP NOTES

[See attached]

[Exhibit B-2]

For Office Use Only: Acct.#	Office:	Reg. Rep:	Name for Filing:

Hilltop Securities Inc. Hilltop Securities Inc. Member NYSE/FINRA/SIPC

Accredited Investor Commercial Paper Qualification Form

Use this form to attest to your status as an Accredited Investor as defined by Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933.

1. HTS Account Information

Name of Primary Account Holder (First, Middle, Last) or Business/Trust/Entity Name	HTS Account Number

Name of Additional Account Holder (First, Middle, Last) or Authorized Individual	State of Residence

2. Qualification Requirements

In connection with our initial purchase of Series 2024-1 CP Notes, and any future purchases of the Series 2024-1 CP Notes we make while this letter is in effect, the undersigned (the “Purchaser”) hereby acknowledges, represents to and agrees with Hilltop Securities Inc., a Delaware corporation (the “Issuer”) and the Indenture Trustee as follows:

1.             The undersigned understands that the information, representations and warranties contained herein are being furnished in order for the Issuer, to determine the undersigned’s status as an accredited investor pursuant to Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Act”) for the purpose of acquiring Series 2024- 1 CP Notes from the Issuer. The undersigned understands that the Issuer will rely on the accuracy or completeness of the information contained herein for purposes of such determination and agrees to indemnify and hold the Issuer harmless from and against all damages, penalties, liabilities, costs, or expenses (including reasonable attorneys’ fees) arising by reason of or in connection with any misrepresentation by the undersigned herein or any breach of the undersigned’s representations and warranties herein.

2.            The undersigned hereby represents and warrants to the Issuer that it has sufficient knowledge and experience in financial matters, business matters and similar investments to be capable of evaluating the merits and risks of an unregistered, speculative, non-liquid, high-risk investment, such as an investment in the Issuer, or has retained an attorney, accountant, financial advisor or consultant as my representative for the purposes of evaluating the merits and risks of such an investment in the Issuer. If applicable, the name, employer, address and telephone number of my representative is attached to this Questionnaire.

3.            We acknowledge that the Issuer and the Indenture Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, in connection with this and any future purchases covered hereby, and agree that, if any of the acknowledgements, representations or agreements deemed to have been made by our purchase of the Series 2024-1 CP Notes are no longer accurate, we shall promptly notify the addressees. Each of the following acknowledgements, representations and agreements will be deemed to be remade in their entirety for any future purchases we make that are covered by this letter.

(4)           We (i) have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks (including for tax, legal, regulatory, accounting and other financial purposes) of our prospective investment in the Series 2024-1 CP Notes, (ii) are financially able to bear such risk, (iii) in making such investment are not relying on the advice or recommendations of the Issuer or any of their respective affiliates (or any representative of any of the foregoing), and represent that none of such parties or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for us and (iv) have determined that an investment in the Series 2024-1 CP Notes is suitable and appropriate for us. We have had access to such financial and other information concerning the Issuer and the Series 2024-1 CP Notes as we have deemed necessary to make our own independent decision to purchase the Series 2024-1 CP Notes, including the opportunity, at a reasonable time prior to our purchase of the Series 2024-1 CP Notes, to ask questions and receive answers concerning the Issuer and the terms and conditions of the offering of the Series 2024-1 CP Notes.

(5)           We understand that there is no trading market for the Series 2024-1 CP Notes and that no assurance can be given as to the liquidity of any trading market for the Series 2024-1 CP Notes and that it is unlikely that a trading market for the Series 2024-1 CP Notes will develop. We further understand that, although the Issuer may from time to time make a market in the Series 2024-1 CP Notes, the Issuer is under no obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. Accordingly, we are prepared to hold the Series 2024-1 CP Notes for an indefinite period of time or until the Maturity Date.

(6)	The Series 2024-1 CP Notes were not offered or sold to us by any form of general solicitation or advertising, including but not limited to:

(a)	any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or

(b)	any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

Accredited Investor Verification Form (12/16/2019)	©2019 Hilltop Securities Inc.

For Office Use Only: Acct.#	Office:	Reg. Rep:	Name for Filing:

(7)            We understand and agree that in making decisions as to whether to purchase or sell the Series 2024-1 CP Notes, we must rely on our own examination of the Issuer and the terms of the Series 2024-1 CP Notes and that the Issuer shall not be deemed to make any recommendation regarding the amounts of any investment in the Series 2024-1 CP Notes or the suitability of an investment in the Series 2024-1 CP Notes by us. We have carefully reviewed the Offering Memorandum and we acknowledge that (i) the Issuer of the Series 2024-1 CP Notes is Hilltop Securities Inc., (ii) our registered representative at Hilltop Securities Inc. in connection with this purchase is an employee of Hilltop Securities Inc., (iii) Hilltop Securities Inc. will compensate our registered representative with a commission that is determined by reference to the dollar amount of the Series 2024-1 CP Notes we are purchasing from you and (iv) we are aware that the relationships referred to above pose a potential conflict of interest.

3. Qualification Representation.

8.            The undersigned hereby represents and warrants to the Issuer and the Indenture Trustee that the undersigned is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Act by reason of qualifying under one or more of the tests initialed by the undersigned below. Capitalized terms used in the tests below but not defined shall have the meanings assigned to them in Annex I to this Questionnaire.

Initial(s) if Applicable	A.	Any director or Executive Officer of the Issuer;
Initial(s) if Applicable	B.	Any natural person whose individual Net Worth, or joint Net Worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

Initial(s) if Applicable	C.	Any natural person who had an individual Income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same Income level in the current year;

Initial(s) if Applicable	D.	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Interests, with total assets in excess of $5,000,000;

Initial(s) if Applicable	E.	Any trust, with total assets in excess of $5,000,000, not formed for the specific impose of acquiring the Interests, whose purchase is directed by a sophisticated person, as described in Rule 506(b) of Regulation D of the Act;

Initial(s) if Applicable	F.	Any private business development company, as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

Initial(s) if Applicable	G.	An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act;

Initial(s) if Applicable	H.	Any entity in which all of the equity owners are Accredited Investors;

Initial(s) if Applicable	I.	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of such Act) which is either a bank, savings and loan association, insurance company or registered investment advisor, or if such employee benefit plan has total assets of more than $5,000,000, or if such employee benefit plan is a self-directed plan and the investment decisions are made solely by persons that are accredited investors;

Initial(s) if Applicable	J.	A bank, as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in an individual or a fiduciary capacity;

Initial(s) if Applicable	K.	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

Initial(s) if Applicable	L.	An insurance company, as defined in Section 2(13) of the Act; and

Initial(s) if Applicable	M.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

2. Individual Investor Qualification

☒			☒
	Individual’s Signature	Date		Joint Individual’s Signature	Date

	Individual’s Printed Name			Joint Individual’s Printed Name

Accredited Investor Verification Form (12/16/2019)	©2019 Hilltop Securities Inc.

For Office Use Only: Acct.#	Office:	Reg. Rep:	Name for Filing:

ANNEX I

DEFINITIONS

"Executive Officer" means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.

"Income" means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the Internal Revenue Code of 1986, as amended.

"Net Worth" means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total Liabilities excludes any mortgage on the primary home of an individual in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Interests are purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Interest for the purpose of investing in the Interests.

Accredited Investor Verification Form (12/16/2019)	©2019 Hilltop Securities Inc.

EXHIBIT C - FORM OF NOTICE OF EXCLUSIVE CONTROL

The Bank of New York Mellon

One Pershing Plaza, 4th Floor

Jersey City, New Jersey 07399

Attention: Clearance & Collateral Management – Contract Management Services

Re: Hilltop Securities Inc. Series 2024-1 CP Notes

We hereby instruct you pursuant to Section 5.04(a) of the Indenture, dated as of September 25, 2024 (as supplemented or amended, the “Indenture”), between Hilltop Securities Inc., as Issuer, and The Bank of New York Mellon, as indenture trustee, and Article III, Section 5 of the Collateral Account Control Agreement, dated as of September 25, 2024 (as supplemented or amended, the “Control Agreement”) among the undersigned, as Securities Intermediary and Secured Party and Hilltop Securities Inc., as Pledgor, that (i) an uncured Event of Default has occurred and is continuing under Section 5.01 of the Indenture, (ii) you (A) shall not follow any instructions or entitlement orders of Pledgor with respect to the Collateral or the Collateral Account held by you for Pledgor, and (B) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned with respect to the Collateral or the Collateral Account.

Very truly yours,

The Bank of New York Mellon, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

[Exhibit C]

EXHIBIT D - FORM OF ISSUANCE NOTICE

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Attention: SPV Admin – Roasario Moniaci

Re: Hilltop Securities Inc., Series 2024-1 CP Notes $300,000,000

The undersigned, an Authorized Representative of Hilltop Securities Inc., does hereby request The Bank of New York Mellon, as Issuing Agent under the Indenture, dated as of September 25, 2024 (as supplemented or amended, the “Indenture”), between Hilltop Securities Inc., as Issuer, and The Bank of New York Mellon, as Indenture Trustee, Issuing Agent and Paying Agent, to issue pursuant to Section 2.14 of the Indenture, Series 2024-1 CP Notes as follows:

Unless otherwise defined herein, capitalized terms used in this request shall have the meanings assigned to them in the Indenture and the Collateral Account Control Agreement, dated as of September 25, 2024, by and between the Issuer, as Pledgor, and The Bank of New York Mellon, as Securities Intermediary and the Indenture Trustee, as Secured Party.

Date of Issuance: __________________

Type of Transaction:

(should specify either Free Delivery or Delivery vs. Payment)

DTC Participant#:

Type of Series 2024-1 CP Note :

For Discount:

Maturity Date	Principal Amount	Discount Rate

You are requested to increase the principal amount of the Series 2024-1 CP Notes Outstanding on your Master Series 2024-1 CP Note Records to the aggregate principal amount of $________________.

Pursuant to Section 2.14 of the Indenture, the undersigned hereby certifies that:

(i)            After the issuance of the Series 2024-1 CP Notes as hereby requested, and the retirement of any Series 2024-1 CP Notes maturing concurrently with the issuance requested hereunder, the aggregate principal amount of the Series 2024-1 CP Notes will not exceed $300,000,000;

[Exhibit D]

(ii)           The term to Maturity of the Series 2024-1 CP Notes as hereby requested is not less than 14 days and does not exceed 270 days;

(iii)          To the actual knowledge of the Issuer, no Event of Default has occurred and is now continuing;

(iv)          Each representation, warranty and covenant of the Issuer contained in the Indenture is satisfied as of the date hereof, and

(v)           After the issuance of the Series 2024-1 CP Notes as hereby requested, and the retirement of any Series 2024-1 CP Notes maturing concurrently with the issuance requested hereunder, there is no Margin Value Deficiency (i.e., the aggregate Series 2024-1 CP Note Principal Outstanding immediately after the requested issuance shall not exceed the Margin Value).

Dated:

Hilltop Securities Inc.

By:
Authorized Signatory

[Exhibit D]

EXHIBIT E - FORM OF DAILY COLLATERAL REPORT

[Intentionally Omitted]

[Exhibit E]

EXHIBIT F - FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT

[Intentionally Omitted]

[Exhibit F]